UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934
Filed by the Registrant ☒
Filed by a party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to Section 240.14a-12

FABRINET
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required
☐	Fee paid previously with preliminary materials
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

NOTICE OF ANNUAL GENERAL MEETING OF
SHAREHOLDERS
PROXY STATEMENT
2024

NOTICE OF 2024 ANNUAL GENERAL MEETING OF SHAREHOLDERS
Annual Meeting Date and Time
Thursday, December 12, 2024 at 9:00 a.m. Pacific Standard Time
Location and Meeting Admission
We have adopted a virtual format for our 2024 Annual General Meeting of Shareholders (the “Annual Meeting”) to provide a consistent experience to all our shareholders regardless of location. There will be no physical location for shareholders to attend the Annual Meeting.
You are entitled to attend the Annual Meeting online, vote and submit questions during the meeting by visiting www.virtualshareholdermeeting.com/FN2024 and entering the 16-digit control number included on your Notice of Internet Availability of Proxy Materials, voting instruction form or proxy card (if you requested printed materials). You will only be entitled to vote and submit questions at the Annual Meeting if you are a shareholder as of the record date.
More details on how to participate in this year’s virtual meeting can be found in the section of the accompanying proxy statement entitled “Questions and Answers about the Annual Meeting and Procedural Matters.”
In the event of a technical malfunction or other situation that at the discretion of the Chairman of the Board of Directors may affect the ability of the Annual Meeting to satisfy the requirements for a meeting of shareholders to be held, the Chairman or Corporate Secretary of Fabrinet will convene the meeting at 11:00 a.m. Pacific Standard Time on the same date and at the website specified above solely for the purpose of holding the adjourned meeting at this later time.
Items of Business
1.
Elect three Class III directors named in the proxy statement and recommended by Fabrinet’s board of directors to serve for a term of three years and until their respective successors have been duly elected and qualified or until their earlier death, resignation or removal;

2.	Ratify the appointment of PricewaterhouseCoopers ABAS Ltd. as Fabrinet’s independent registered public accounting firm for Fabrinet’s fiscal year ending June 27, 2025;
3.	Hold a non-binding, advisory vote to approve the compensation of Fabrinet’s named executive officers, as disclosed in the proxy statement; and
4.	Conduct any other business as may properly come before the meeting or any adjournment or postponement thereof.
These items of business are more fully described in the proxy statement accompanying this notice. Any action on the items of business described above may be considered at the Annual Meeting at the time and on the date specified above, or at any time and date to which the Annual Meeting may be properly adjourned or postponed.
Record Date
Only shareholders of record at the close of business on October 16, 2024 are entitled to notice of, and to vote at, the Annual Meeting or any postponement or adjournment thereof.
Voting
Your vote is very important. We encourage you to vote in advance of the Annual Meeting, even if you plan to attend. To vote your shares, please follow the procedures outlined in your Notice of Internet Availability of Proxy Materials, or refer to the section of the proxy statement entitled “Questions and Answers About the Annual Meeting and Procedural Matters.”

If you have any questions or require any assistance with completing your proxy, please contact Kingsdale Advisors by telephone at (866) 228-3049 (toll-free within North America) or (416) 867-2272 (call collect outside North America), or by email at contactus@kingsdaleadvisors.com.
Thank you for your ongoing support of Fabrinet.

By order of the Board of Directors,
/s/ David T. Mitchell
David T. Mitchell Chairman of the Board of Directors
Grand Cayman, Cayman Islands October 23, 2024

Important Notice Regarding the Availability of Proxy Materials for the Annual General Meeting
of Shareholders to Be Held on Thursday, December 12, 2024
The proxy statement and our Fiscal 2024 Annual Report to Shareholders are available at www.proxyvote.com.

Page
2024 PROXY STATEMENT SUMMARY	1
2024 Annual Meeting	1
Matters to Be Voted on at the Annual Meeting	1
Business and Financial Highlights	2
Governance Highlights	3
Executive Compensation Program Highlights	4
QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND PROCEDURAL MATTERS	7
How can I attend the Annual Meeting?	7
Can shareholders ask questions during the Annual Meeting?	7
Who is entitled to vote at the Annual Meeting?	7
Why did I receive a one-page notice in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?	7
What proposals will be voted on at the Annual Meeting?	8
How does the Board of Directors recommend that I vote?	8
What is the voting requirement to approve each of the proposals and how are votes counted?	8
How many shares must be present or represented to conduct business at the Annual Meeting?	8
How can I vote my shares during the Annual Meeting?	9
How can I vote my shares without attending the Annual Meeting?	9
What is the difference between holding shares as a shareholder of record and as a beneficial owner?	9
What happens if additional matters are presented at the Annual Meeting?	10
Can I change my vote?	10
What happens if I decide to attend the Annual Meeting but I have already voted or submitted a proxy card covering my shares?	10
What should I do if I receive more than one set of voting materials?	10
Is my vote confidential?	10
Where can I find the voting results of the Annual Meeting?	10
Who will bear the cost of soliciting votes for the Annual Meeting?	11
What is the deadline to propose actions for consideration at next year’s annual meeting of shareholders or to nominate individuals to serve as directors?	11
How may I obtain a separate set of proxy materials or the Fiscal 2024 Annual Report?	12
Whom do I contact if I have questions?	12

2024 PROXY STATEMENT SUMMARY
2024 Annual General Meeting

Date:	Thursday, December 12, 2024
Time:	9:00 a.m. Pacific Standard Time
Location:	Online via the Internet at www.virtualshareholdermeeting.com/FN2024
Record Date:	October 16, 2024
Voting:
Shareholders as of the record date are entitled to vote. Shareholders may cast one vote for each ordinary share held by them as of the record date on all matters properly presented at the Annual Meeting. At the close of business on the record date, there were 36,267,888 ordinary shares outstanding and entitled to vote at the Annual Meeting, as well as 3,312,220 ordinary shares outstanding and held as treasury shares (which are not entitled to vote).

Admission to Meeting:
You are entitled to attend the Annual Meeting online, vote and submit questions during the meeting by visiting www.virtualshareholdermeeting.com/FN2024 and entering the 16-digit control number included on your Notice of Internet Availability of Proxy Materials, voting instruction form or proxy card (if you requested printed materials). You will only be entitled to vote and submit questions at the Annual Meeting if you are a shareholder as of the record date.

Matters to Be Voted on at the Annual Meeting

Matter		Board Recommendation	Page Reference for More Information
Proposal 1:	Election of three Class III directors	“FOR” each nominee	Page 14
Proposal 2:	Ratification of the appointment of PricewaterhouseCoopers ABAS Ltd. as Fabrinet’s independent auditor for the fiscal year ending June 27, 2025	“FOR”	Page 31
Proposal 3:	Advisory vote to approve named executive officer compensation	“FOR”	Page 32

Class III Director Nominees: Terms to Expire in 2027

Name	Director Since	Experience and Qualifications	Board Committees
Forbes I.J. Alexander	2024	Extensive audit and financial reporting expertise and deep industry knowledge	Audit
Dr. Frank H. Levinson	2001	CEO experience and deep industry knowledge	Audit Compensation (Chair)
David T. (Tom) Mitchell	2000	Founder, CEO experience and deep industry knowledge	None

2024 PROXY STATEMENT	1

2024 PROXY STATEMENT SUMMARY
Business and Financial Highlights
In 2024, we achieved our fourth successive fiscal year of record revenue, net income and net income per diluted share. During fiscal 2024, we also repurchased 211,726 ordinary shares under our share repurchase program for an aggregate purchase price of $39.5 million, which offset dilution from issuances under our equity incentive plans.
The following table illustrates select fiscal 2024 and fiscal 2023 results, as well as the closing share price of our ordinary shares following announcement of our fiscal 2024 and fiscal 2023 year-end results:

	Fiscal 2024(1)	Fiscal 2023	Change
Revenue	$2,883.0 million	$2,645.2 million	9.0%
GAAP gross margin	12.4%	12.7%	(30 basis points)
Non-GAAP gross margin(2)	12.6%	13.0%	(40 basis points)
Operating margin	9.6%	9.5%	10 basis points
Non-GAAP operating margin(2)	10.6%	10.8%	(20 basis points)
Net income	$296.2 million	$247.9 million	19.5%
Non-GAAP net income(2)	$324.6 million	$282.7 million	14.8%
Net income per diluted share	$8.10	$6.73	20.4%
Non-GAAP net income per diluted share(2)	$8.88	$7.67	15.8%
Closing share price (on business day following announcement of fiscal year-end results)	$268.00	$153.66	74.4%
(1)
Please see the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for our fiscal year ended June 28, 2024 (filed with the Securities and Exchange Commission on August 20, 2024), for a more detailed discussion of our fiscal 2024 financial results.

(2)
Please refer to Appendix A for a reconciliation of this non-GAAP financial measure to the most directly comparable financial measure calculated in accordance with generally accepted accounting principles in the United States (“GAAP”).

2	2024 PROXY STATEMENT

2024 PROXY STATEMENT SUMMARY
Governance Highlights
Our commitment to good corporate governance is illustrated by the following practices:
Board independence (6 out of 8 directors are independent)
Separate Chairman and Chief Executive Officer
Independent directors regularly meet in executive sessions without management present
Directors attended 100% of all Board and Committee meetings in fiscal 2024
Diversity of Board skills and experience
Annual Board and Committee evaluations
Strong corporate governance guidelines and policies
Majority voting director resignation policy for uncontested elections
Share ownership guidelines for executive officers and directors
Succession planning process
Shareholder outreach program
Board risk oversight and assessment
Board Composition at a Glance

Director Skills Summary
Our Board members bring diverse experience and perspectives to areas critical to our business. Their collective knowledge ensures appropriate management and risk oversight and supports our strategy of long-term sustainable value creation for shareholders.

Director Name	Executive Leadership	Industry	Operational Manufacturing	Finance	Global Leadership	Business Development & Strategy	Information Security	Other Public Co. Board Experience
Forbes I.J. Alexander	•	•	•	•	•	•		•
Dr. Homa Bahrami				•	•	•		•
Seamus Grady	•	•	•	•	•	•
Thomas F. Kelly	•			•	•	•	•	•
Darlene S. Knight	•		•	•	•	•		•
Dr. Frank H. Levinson	•	•	•	•	•	•		•
David T. (Tom) Mitchell	•	•	•	•	•	•		•
Rollance E. Olson	•		•	•		•

2024 PROXY STATEMENT	3

2024 PROXY STATEMENT SUMMARY
Executive Compensation Program Highlights
Our executive compensation program is designed to be heavily weighted towards compensating our executives based on company performance. To that end, we have implemented executive compensation policies and practices that reinforce our pay-for-performance philosophy and align with commonly viewed best practices and sound governance principles.

✔ What We Do

Pay-for-performance, with significant portion of compensation at risk
Caps on performance-based incentive compensation
Multi-year performance periods
Clawback policy on cash and equity incentive compensation
Share ownership guidelines for executive officers and directors
100% independent directors on the Compensation Committee
Independent compensation consultant engaged by the Compensation Committee
Annual review and approval of our compensation strategy
Engagement with shareholders
Annual shareholder advisory vote on executive compensation

× What We Don’t Do

No targeting specific percentiles
No guaranteed bonus
No changing of multi-year targets after they are set
No repricing or buyouts of equity awards
No share “recycling”
No short sales, hedging, or pledging of our ordinary shares
No transactions involving derivatives of our ordinary shares
No paying dividends or dividend equivalents on unvested equity awards
Shareholder Engagement and Advisory Vote on Executive Compensation
We have conducted shareholder outreach annually since 2016 and have provided shareholders with an annual say-on-pay advisory vote on compensation of our named executive officers since 2012. We are very pleased that shareholders have expressed their continued support of our compensation practices since our 2016 annual general meeting of shareholders.

4	2024 PROXY STATEMENT

2024 PROXY STATEMENT SUMMARY
Pay for Performance
We use a mix of long-term and short-term compensation components to align executive interests with shareholders and attract, retain and motivate executives. Our compensation program is strongly focused on delivering a substantial portion of compensation through performance-based compensation elements. This ensures proper alignment with our shareholders and ties the ultimate value delivered to our named executive officers to Fabrinet’s performance.
For fiscal 2024, target total direct compensation for our named executive officers consisted of annual base salary, target bonus opportunity under our cash-based incentive plan, and the aggregate grant date fair value of time-based and performance-based equity award grants in fiscal 2024 (assuming maximum achievement of performance conditions).
FY24 Target Direct Compensation Mix – CEO

FY24 Target Direct Compensation Mix – Other NEOs*

2024 PROXY STATEMENT	5

c/o Intertrust Corporate Services (Cayman) Limited
One Nexus Way, Camana Bay
Grand Cayman KY1-9005
Cayman Islands
PROXY STATEMENT
FOR 2024 ANNUAL GENERAL MEETING OF SHAREHOLDERS
This proxy statement is being provided to holders of ordinary shares of Fabrinet, a Cayman Islands exempted company, at the close of business on the record date (October 16, 2024) in connection with the solicitation of proxies by Fabrinet’s board of directors (the “Board”) for use at Fabrinet’s 2024 Annual General Meeting of Shareholders and any postponement, adjournment or continuation thereof (the “Annual Meeting”), for the purpose of considering and acting upon the matters set forth in this proxy statement and the accompanying notice. The Annual Meeting will be held on Thursday, December 12, 2024, at 9:00 a.m. Pacific Standard Time via the Internet at www.virtualshareholdermeeting.com/FN2024.
We have adopted a virtual format for the Annual Meeting to provide a consistent experience to all our shareholders regardless of location.
On or about October 23, 2024, we began sending to all shareholders entitled to vote at the Annual Meeting a Notice of Internet Availability of Proxy Materials, which contains instructions on how to access this proxy statement, the accompanying notice of Annual Meeting and form of proxy card.
Information contained on, or that can be accessed through, our website is not intended to be incorporated by reference into this proxy statement, and references to our website address in this proxy statement are inactive textual references only.

6	2024 PROXY STATEMENT

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND PROCEDURAL MATTERS
Q:	How can I attend the Annual Meeting?
A:
You are invited to attend the Annual Meeting if you were a shareholder of record or a beneficial owner as of October 16, 2024 (the “Record Date”). Shareholders may participate in the Annual Meeting at www.virtualshareholdermeeting.com/FN2024. Guests will not be able to vote shares or ask questions during the meeting.

If you plan to attend the Annual Meeting online, please be aware of what you will need to gain admission to the meeting, as described below. If you do not comply with these procedures, you will not be able to participate in the Annual Meeting but may view the Annual Meeting webcast as a guest.
To attend online and participate in the Annual Meeting, shareholders of record will need to enter the 16-digit control number included on their Notice of Internet Availability of Proxy Materials or proxy card (if they requested printed materials) to log into www.virtualshareholdermeeting.com/FN2024.
Beneficial owners who do not have a control number may gain access to the meeting by logging into their brokerage firm’s website and selecting the stockholder communications mailbox to link through to the Annual Meeting; instructions should also be provided on the voting instruction card provided by their broker, bank, or other nominee. The difference between holding shares as a shareholder of record and as a beneficial owner is described below under “Q. What is the difference between holding shares as a shareholder of record and as a beneficial owner?”
We encourage you to access the meeting prior to the start time. Please allow ample time for online check-in, which will begin at 8:45 a.m. Pacific Standard Time. If you have difficulties during the check-in time or during the meeting, we will have technicians ready to assist you with any difficulties you may have accessing the virtual meeting. If you encounter any difficulties accessing the virtual meeting, please call the technical support number that will be posted on the virtual meeting platform’s log in page.
Q:	Can shareholders ask questions during the Annual Meeting?
A:	Yes. Shareholders may submit questions online in advance of, or during, the Annual Meeting.
In advance of the meeting, shareholders may submit questions at www.proxyvote.com after logging in with the 16-digit control number included on their Notice of Internet Availability of Proxy Materials, voting instruction from or proxy card (if they requested printed materials).
During the meeting, shareholders may submit questions through the virtual meeting platform at www.virtualshareholdermeeting.com/FN2024.
We will endeavor to answer as many shareholder-submitted questions as time permits that comply with the meeting rules of conduct. We reserve the right to edit any inappropriate language and to exclude questions regarding topics that are not pertinent to meeting matters or Fabrinet’s business. If we receive substantially similar questions, we may group such questions together and provide a single response to avoid repetition in the interest of time and fairness to all shareholders.
Q:	Who is entitled to vote at the Annual Meeting?
A:
You may vote your Fabrinet ordinary shares if our records show that you owned your shares at the close of business on the Record Date. At the close of business on the Record Date, there were 36,267,888 ordinary shares outstanding and entitled to vote at the Annual Meeting, as well as 3,312,220 ordinary shares outstanding and held as treasury shares (which are not entitled to vote). You may cast one vote for each ordinary share held by you as of the Record Date on all matters presented.

Q:	Why did I receive a one-page notice in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?
A:
In accordance with rules adopted by the Securities and Exchange Commission (the “SEC”), we have elected to provide access to our proxy materials over the Internet. Accordingly, we began sending a Notice of Internet Availability of Proxy Materials (the “Notice”)

2024 PROXY STATEMENT	7

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND PROCEDURAL MATTERS
to our shareholders of record and beneficial owners on or about October 23, 2024.
All shareholders will be able to access the proxy materials on the website referred to in the Notice, or to request a printed set of the proxy materials. Instructions on how to access the proxy materials over the Internet or to request a printed copy can be found in the Notice. In addition, shareholders may request the proxy materials be sent by mail or email on an ongoing basis. Choosing to receive future proxy materials by email will save us the cost of printing and mailing documents to you and will reduce the impact of our annual meetings on the environment.
Q:	What proposals will be voted on at the Annual Meeting?
A:	The proposals scheduled to be voted on are:
One:
Election of three Class III directors listed in this proxy statement and recommended by the Board to serve for a term of three years and until their respective successors have been duly elected and qualified or until their earlier death, resignation or removal.

Two:	Ratification of the appointment of PricewaterhouseCoopers ABAS Ltd. as our independent registered public accounting firm for our fiscal year ending June 27, 2025.
Three:	A non-binding, advisory vote to approve the compensation of our named executive officers, as disclosed herein.
Q:	How does the Board of Directors recommend that I vote?
A:	The Board recommends that you vote your shares:
•	“FOR” each of the nominees listed in this proxy statement and recommended by the Board for election as Class III directors (Proposal One).
•	“FOR” the ratification of the appointment of PricewaterhouseCoopers ABAS Ltd. as our independent registered public accounting firm for our fiscal year ending June 27, 2025 (Proposal Two).
•	“FOR” the approval of the compensation of our named executive officers (Proposal Three).
Q:	What is the voting requirement to approve each of the proposals and how are votes counted?
A:	Proposal One. A plurality of the votes cast is required for the election of directors. You may vote “FOR” or “WITHHOLD” on each nominee for election as director. The nominees for director receiving the highest number of affirmative votes will be elected as directors. Abstentions and broker “non-votes” will not affect the outcome of the election. However, as set forth below under the heading “Corporate Governance—Majority Voting Director Resignation Policy in Uncontested Elections,” we have a policy that if a director receives more “WITHHOLD” votes than “FOR” votes in an uncontested election such as this one, the director shall offer his or her resignation for consideration by the Board.
Proposals Two and Three. The affirmative vote of a majority of the votes cast by shareholders present in person (including virtually) or represented by proxy at the meeting and entitled to vote on the applicable proposal is required to (1) ratify the appointment of PricewaterhouseCoopers ABAS Ltd. as our independent registered public accounting firm for our fiscal year ending June 27, 2025, and (2) approve, on a non-binding, advisory basis, the compensation of our named executive officers. You may vote “FOR,” “AGAINST” or “ABSTAIN” on these proposals. Abstentions and broker “non-votes” are not deemed to be votes cast and, therefore, are not included in the tabulation of voting results on these proposals.
All shares entitled to vote and represented by properly submitted proxies received prior to the Annual Meeting (and not revoked) will be voted at the Annual Meeting in accordance with the instructions indicated by such proxy. If no instructions are indicated on such proxy, the shares represented by that proxy will be voted as recommended by the Board.
Q:	How many shares must be present or represented to conduct business at the Annual Meeting?
A:
The presence of the holders of at least one-third of the total shares entitled to vote at the Annual Meeting is necessary to constitute a quorum at the Annual Meeting. Such shareholders are counted as present at the meeting if (1) they are present virtually at the Annual Meeting or (2) have properly submitted a proxy. Abstentions and broker “non-votes” are counted as present and entitled to vote and are, therefore, included for the purposes of determining whether a quorum is present at the Annual Meeting. A broker “non-vote” occurs when a nominee holding shares for a beneficial owner has not received voting instructions from the beneficial owner, and the broker does not have, or declines to exercise, discretionary authority to vote those shares.

8	2024 PROXY STATEMENT

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND PROCEDURAL MATTERS
Q:	How can I vote my shares during the Annual Meeting?
A:	Shareholders of record may vote their shares electronically during the Annual Meeting by logging into www.virtualshareholdermeeting.com/FN2024.
Beneficial owners may vote their shares electronically during the Annual Meeting only if they obtain a “legal proxy” from the broker, bank or nominee that holds the shares giving the beneficial owner the right to vote the shares. Voting online during the meeting will replace any previous votes. Even if you plan to attend the Annual Meeting, we recommend you also submit your vote as described in the Notice and as described below, so your vote will be counted even if you later decide not to attend the meeting.
Q:	How can I vote my shares without attending the Annual Meeting?
A:
Whether you hold shares directly as the shareholder of record or beneficially in street name, you may direct how your shares are voted without attending the Annual Meeting. If you are a shareholder of record, you may vote by submitting a proxy; please refer to the voting instructions in the Notice or below.

If you hold shares beneficially in street name, you may vote by submitting voting instructions to your broker, bank or nominee; please refer to the voting instructions provided to you by your broker, bank or nominee.
By Internet – Shareholders of record with Internet access may submit proxies until 11:59 p.m., Eastern Standard Time, on December 11, 2024, by following the “Vote by Internet” instructions described in the Notice, or by following the instructions at www.proxyvote.com. Most Fabrinet shareholders who hold shares beneficially in street name may vote by accessing the website specified in the voting instructions provided by their brokers, trustees or nominees. If you are a beneficial owner, please check the voting instructions provided by your broker, trustee or nominee for information regarding Internet voting availability.
By telephone – Depending on how your shares are held, you may be able to vote by telephone. If this option is available to you, you will have received information with the Notice or the voting instructions provided by your broker, bank or nominee explaining this procedure.
By mail – Shareholders of record may request a paper proxy card from Fabrinet and indicate their vote by completing, signing and dating the card where indicated and by returning it in the prepaid envelope that will be included with the proxy card. Please follow the procedures outlined in the Notice to request a paper proxy card.
We may use the Broadridge QuickVote™ service to assist beneficial shareholders with voting their shares over the telephone. Alternatively, Kingsdale Advisors may contact beneficial shareholders to assist them with conveniently voting their shares directly over the phone. If you have any questions about the Annual Meeting, please contact Kingsdale by telephone at (866) 228-3049 (toll-free in North America) or (416) 867-2272 (call collect outside North America), or by email at contactus@kingsdaleadvisors.com.
Q:	What is the difference between holding shares as a shareholder of record and as a beneficial owner?
A:
Shareholder of Record. If your shares are registered directly in your name with our transfer agent, Computershare Trust Company, you are considered the “shareholder of record” with respect to those shares, and we have sent the Notice directly to you. As a shareholder of record, you have the right to grant your voting proxy directly to us or to a third party, or to vote virtually during the Annual Meeting.

Beneficial Owner. If your shares are held in a brokerage account or by a bank or nominee, you are considered the “beneficial owner” of shares held in “street name,” and the Notice is being forwarded to you by your broker, bank or nominee (who is considered the shareholder of record with respect to those shares). As the beneficial owner, you have the right to direct your broker, bank or nominee how to vote your shares. Your broker, bank or nominee has enclosed or provided voting instructions for you to use in directing the broker, bank or nominee how to vote your shares. You are also invited to attend the Annual Meeting. However, because you are not the shareholder of record, you may not vote your shares virtually during the Annual Meeting unless you obtain a “legal proxy” from your broker, bank or nominee giving you the right to vote the shares at the Annual Meeting.

2024 PROXY STATEMENT	9

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND PROCEDURAL MATTERS
If you hold your shares through a broker and do not provide your broker with specific voting instructions, your broker will have the discretion to vote your shares only on routine matters. As a result:
•
Your broker will have the authority to exercise discretion to vote your shares with respect to the ratification of the appointment of PricewaterhouseCoopers ABAS Ltd. as our independent registered public accounting firm for our fiscal year ending June 27, 2025, because the rules of The New York Stock Exchange (“NYSE”) treat that matter as routine.

•
Your broker will not have the authority to exercise discretion to vote your shares with respect to the election of directors and the advisory vote to approve the compensation of our named executive officers because NYSE rules treat those matters as non-routine.

Q:	What happens if additional matters are presented at the Annual Meeting?
A:
If any other matters are properly presented for consideration at the Annual Meeting, including, among other things, consideration of a motion to adjourn the Annual Meeting to another time or place (including, without limitation, for the purpose of soliciting additional proxies), the persons named as proxy holders will have discretion to vote on those matters in accordance with their best judgment. We do not currently anticipate that any other matters will be raised at the Annual Meeting.

Q:	Can I change my vote?
A:	Subject to any rules your broker, bank or nominee may have, you may change your vote at any time before the electronic polls close at the Annual Meeting.
If you are the shareholder of record, you may change your vote by (1) granting a new proxy bearing a later date (which automatically revokes the earlier proxy) using any of the voting methods described above (and until the applicable deadline for each method), (2) providing a written notice of revocation to our Corporate Secretary, c/o Fabrinet USA, Inc., 4900 Patrick Henry Drive, Santa Clara, CA 95054 prior to your shares being voted, or (3) virtually attending the Annual Meeting and voting online during the meeting. Attending the Annual Meeting will not cause your previously granted proxy to be revoked unless you specifically request this.
If you are the beneficial owner of shares held in street name, you may change your vote by (1) submitting new voting instructions to your broker, bank or nominee, or (2) attending the Annual Meeting and voting online during the meeting if you first have obtained a legal proxy from your broker, bank or nominee giving you the right to vote your shares at the Annual Meeting.
Q:	What happens if I decide to attend the Annual Meeting but I have already voted or submitted a proxy card covering my shares?
A:
Subject to any rules your broker, bank or nominee may have, you may attend the Annual Meeting and vote during the meeting even if you have already voted or submitted a proxy card. Any previous votes that were submitted by you will be superseded by the vote you cast at the Annual Meeting. Please be aware that attendance at the Annual Meeting will not, by itself, revoke a proxy.

If a broker, bank or nominee beneficially holds your shares in street name and you wish to attend the Annual Meeting and vote during the meeting, you must obtain a legal proxy from the broker, bank or nominee holding your shares that gives you the right to vote the shares.
Q:	What should I do if I receive more than one set of voting materials?
A:
If you received more than one Notice, voting instruction card or set of proxy materials, your shares are registered in more than one name or brokerage account. Please follow the instructions on each Notice or voting instruction card that you receive, to ensure that all of your shares are voted.

Q:	Is my vote confidential?
A:
Proxy instructions, ballots and voting tabulations that identify individual shareholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed either within Fabrinet or to third parties, except: (1) as necessary to meet applicable legal requirements, (2) to allow for the tabulation of votes and certification of the vote, and (3) to facilitate a successful proxy solicitation. Occasionally, shareholders provide written comments on their proxy cards, which may be forwarded to Fabrinet’s management.

Q:	Where can I find the voting results of the Annual Meeting?
A:
We will announce preliminary voting results at the Annual Meeting. We will also disclose voting results on a Form 8-K filed with the SEC within four business days after the Annual Meeting, which will also be available in the “Investors—Financials & Filings—SEC Filings” section of our website at www.fabrinet.com.

10	2024 PROXY STATEMENT

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND PROCEDURAL MATTERS
Q:	Who will bear the cost of soliciting votes for the Annual Meeting?
A:
We will pay the entire cost of preparing, assembling, printing, mailing and distributing these proxy materials and soliciting votes. We may reimburse brokerage firms, custodians, nominees, fiduciaries and other persons representing beneficial owners for their reasonable expenses in forwarding solicitation material to such beneficial owners. We have engaged Kingsdale Advisors as our shareholder advisor and proxy solicitation agent and will pay fees of approximately $20,500, plus certain out-of-pocket expenses, to Kingsdale to assist us with the solicitation of proxies. Our directors, officers and employees also may solicit proxies in person or by other means of communication. Such directors, officers and employees will not be additionally compensated, but may be reimbursed for reasonable out-of-pocket expenses in connection with such solicitation.

If you choose to access the proxy materials and/or vote over the Internet, you are responsible for Internet access charges you may incur. If you choose to vote by telephone, you are responsible for telephone charges you may incur.
Q:	What is the deadline to propose actions for consideration at next year’s annual meeting of shareholders or to nominate individuals to serve as directors?
A:	Shareholders may submit proposals, including recommendations of director candidates, for consideration at future shareholder meetings.
For inclusion in Fabrinet’s proxy materials – Shareholders may present proper proposals for inclusion in our proxy statement and for consideration at our next annual meeting of shareholders by submitting their proposals in writing to our Corporate Secretary in a timely manner. In order to be included in the proxy statement for our 2025 annual meeting of shareholders, shareholder proposals must be received by our Corporate Secretary no later than June 25, 2025 and must otherwise comply with the requirements of Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).
To be brought before an annual meeting – In addition, our memorandum and articles of association establish an advance notice procedure for shareholders who wish to present certain matters before an annual meeting of shareholders.
Nominations for the election of directors only can be made (1) by or at the direction of the Board, or (2) by a shareholder who has delivered written notice to our Corporate Secretary within the Notice Period (as defined below) and who was a shareholder at the time of such notice and as of the record date for such meeting. The notice must contain specified information about the nominees and about the shareholder proposing such nominations.
Our memorandum and articles of association also provide that the only business that may be conducted at an annual meeting is business that is (1) properly brought before the meeting in accordance with our proxy materials with respect to such meeting, (2) properly brought before the meeting by or at the direction of the Board, or (3) properly brought before the meeting by a shareholder who has delivered written notice to our Corporate Secretary, c/o Fabrinet USA, Inc., 4900 Patrick Henry Drive, Santa Clara, CA 95054 within the Notice Period (as defined below) and who is a shareholder at the time of such notice and as of the record date for such meeting. The notice must contain specified information about the matters to be brought before such meeting and about the shareholder proposing such matters.
The “Notice Period” is defined as that period not less than 45 days nor more than 75 days prior to the one-year anniversary of the date on which we first mailed our proxy materials or a notice of availability of proxy materials (whichever is earlier) to shareholders in connection with the preceding year’s annual meeting of shareholders. As a result, the Notice Period for the 2025 annual meeting of shareholders will start on August 9, 2025 and end on September 8, 2025.
In addition, to comply with Rule 14a-19 of the Exchange Act, shareholders who intend to solicit proxies in support of director nominees (other than our nominees) at our 2025 annual meeting of shareholders must provide notice to our Corporate Secretary that sets forth the information required by Rule 14a-19 under the Exchange Act no later than October 13, 2025. Please note that the notice requirement under Rule 14a-19 is in addition to the applicable notice requirements under the advance notice provisions of our memorandum and articles of association as described above.
If a shareholder who has notified us of his or her intention to present a proposal at an annual meeting does not appear to present his or her proposal at such meeting, we are not required to present the proposal for vote at such meeting.
A copy of the full text of the provisions of our memorandum and articles of association discussed above may be obtained by writing to our Corporate

2024 PROXY STATEMENT	11

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND PROCEDURAL MATTERS
Secretary, c/o Fabrinet USA, Inc., 4900 Patrick Henry Drive, Santa Clara, CA 95054, or by accessing Fabrinet’s filings on the SEC’s website at www.sec.gov.
All notices of proposals by shareholders, whether or not included in our proxy materials, should be sent to our Corporate Secretary, c/o Fabrinet USA, Inc., 4900 Patrick Henry Drive, Santa Clara, CA 95054.
Q:	How may I obtain a separate set of proxy materials or the Fiscal 2024 Annual Report?
A:
If you share an address with another shareholder, each shareholder may not receive a separate copy of our proxy materials and Fiscal 2024 Annual Report. Upon written request we will promptly send a separate copy of our proxy materials and Fiscal 2024 Annual Report, without charge, to any shareholder at a shared address where a single copy of the documents was delivered. Shareholders may request additional copies of our proxy materials and Fiscal 2024 Annual Report by contacting our investor relations at IR@fabrinet.com, or writing to Fabrinet, c/o Fabrinet USA, Inc., 4900 Patrick Henry Drive, Santa Clara, CA 95054, Attention: Investor Relations. Shareholders who share an address and received multiple copies of our proxy materials and Fiscal 2024 Annual Report can also request to receive a single copy by following the instructions above.
Q:	Whom do I contact if I have questions?
A:
If you have any questions or need assistance completing your proxy or voting instruction form, please contact Kingsdale Advisors by telephone at (866) 228-3049 (toll-free within North America) or (416) 867-2272 (call collect outside of North America), or by email at contactus@kingsdaleadvisors.com.

12	2024 PROXY STATEMENT

FISCAL YEAR END
This proxy statement provides information about the matters to be voted on at the Annual Meeting and additional information about Fabrinet and its executive officers and directors. Some of the information is provided as of the end of our 2022, 2023 or 2024 fiscal years, and some information is more recent. Our fiscal years end on the last Friday of June of each calendar year. Our 2022, 2023 and 2024 fiscal years ended on June 24, 2022, June 30, 2023 and June 28, 2024, respectively. Our 2025 fiscal year will end on June 27, 2025.

2024 PROXY STATEMENT	13

PROPOSAL ONE: ELECTION OF DIRECTORS
General
Our amended and restated memorandum and articles of association provide that the number of our directors will be fixed from time to time by the Board, but may not consist of more than 15 directors. The Board presently consists of eight directors who are divided into three classes with overlapping three-year terms as set forth below. Upon expiration of the term of a class of directors, directors for that class will be elected for three-year terms at the annual meeting of shareholders in the year in which that term expires.

Class I Directors (Term Expires in 2025)	Class II Directors (Term Expires in 2026)	Class III Directors (Term Expires at Annual Meeting)
Dr. Homa Bahrami	Seamus Grady	Forbes I.J. Alexander
Darlene S. Knight	Thomas F. Kelly	Dr. Frank H. Levinson
Rollance E. Olson		David T. (Tom) Mitchell

Nominees for Director
Three candidates have been nominated for election at the Annual Meeting as Class III directors for a three-year term expiring in 2027. Upon the recommendation of the Nominating & Corporate Governance Committee, the Board nominated Forbes I.J. Alexander, Dr. Frank H. Levinson and David T. (Tom) Mitchell for election as Class III directors. Biographical information for each of the nominees is set forth below.
Each nominee has consented to being named in this proxy statement and to serving as a director if elected, and we have no reason to believe any nominee will be unavailable to serve. In the event Mr. Alexander, Dr. Levinson or Mr. Mitchell is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who may be proposed by the Nominating & Corporate Governance Committee and designated by the Board to fill the vacancy.
If you sign your proxy or voting instruction card or vote by telephone or over the Internet, but do not give instructions with respect to the election of directors, your shares will be voted for the three persons recommended by the Board. If you wish to give specific instructions with respect to the election of directors, you may do so by indicating your instructions on your proxy or voting instruction card, or when you vote by telephone or over the Internet. If you do not give voting instructions to your broker, your broker will not vote your shares on this matter.
Recommendation of the Board of Directors
The Board recommends a vote “FOR” the election of each of the nominees listed above.

14	2024 PROXY STATEMENT

PROPOSAL ONE: ELECTION OF DIRECTORS
Biographical Information
The names of the members of the Board, their ages, their positions with Fabrinet and other biographical information as of October 16, 2024, are set forth below. A discussion of the qualifications, attributes and skills of each of the directors and the director nominee that led the Board and the Nominating & Corporate Governance Committee to conclude that he or she should serve as a director follows each of the biographies below.
There are no family relationships among any of our directors or executive officers.
See “Corporate Governance Matters” below for additional information regarding the Board.

						Committee Memberships			Other Public Co. Boards
Name	Age	Director Since	Tenure (Years)	Position with Fabrinet	Independent	AC	CC	NCGC
Nominees for Director
Forbes I.J. Alexander	64	2024	>1	Director	✔	✔			None
Dr. Frank H. Levinson	71	2001	23	Director	✔	✔	Chair		None
David T. (Tom) Mitchell	82	2000	24	Founder and Chairman of the Board					None
Continuing Directors
Dr. Homa Bahrami	69	2012	12	Director	✔		✔	Chair	None
Seamus Grady	57	2017	7	Chief Executive Officer and Director					None
Thomas F. Kelly	71	2010	14	Director	✔	Chair	✔		None
Darlene S. Knight	58	2022	2	Director	✔	✔			1
Rollance E. Olson	81	2004	20	Lead Independent Director	✔			✔	None

AC – Audit Committee	CC – Compensation Committee	NCGC – Nominating & Corporate Governance Committee

2024 PROXY STATEMENT	15

PROPOSAL ONE: ELECTION OF DIRECTORS

Nominees: Terms to Expire in 2027

Forbes I.J. Alexander

Mr. Alexander has served on the Board since June 2024. Mr. Alexander has served as a founding partner of Steadfast Partners LLP, an industrial technology advisory group, since January 2020. Mr. Alexander served as Executive Vice President of Jabil Inc., a global manufacturing services company, from September 2018 to January 2020, as Chief Financial Officer of Jabil from September 2004 to August 2018, and in other roles in finance at Jabil from 1993 to 2004. Prior to his roles at Jabil, Mr. Alexander held various finance roles in companies such as Tandy Electronics, Ltd., Octocom Systems U.K. Ltd and Apollo Computer (acquired by Hewlett-Packard in 1989). Mr. Alexander was a member of the board of directors and audit committee of McDermott International, Inc., a global engineering, procurement, construction and installation company, from June 2018 to April 2020 and Chicago Bridge & Iron Company N.V. (which merged into McDermott in 2018), an engineering, procurement and construction company, from May 2017 to May 2018. Mr. Alexander also serves on the board of directors of the Entrepreneurial Scotland Foundation (USA), a non-profit organization. Mr. Alexander earned a bachelor of arts degree in accounting from Abertay University.

Among other skills and qualifications, Mr. Alexander brings to the Board extensive audit and financial reporting expertise and executive leadership experience, having served as the Chief Financial Officer of Jabil Inc. for 14 years.

Dr. Frank H. Levinson

Dr. Levinson has served on the Board since 2001. Dr. Levinson has served as the managing director of Small World Group, a group primarily involved in investing in and growing small companies, since 2006. Dr. Levinson served as the chairman of the board of directors and chief technical officer of Finisar Corporation, a provider of fiber optic components and network performance test and monitoring systems, from August 1999 to January 2006, and remained as a director of Finisar until August 2008. From 1988 to 1999, Dr. Levinson served as the chief executive officer of Finisar. From January 1986 to February 1988, Dr. Levinson served as the optical department manager at Raynet, Inc., a fiber optic systems company and, from April 1985 to December 1985, as the chief optical scientist at Raychem Corporation. From January 1984 to July 1984, Dr. Levinson was a member of the technical staff at Bellcore, a provider of services and products to the communications industry. From 1980 to 1983, Dr. Levinson was as a member of the technical staff at AT&T Bell Laboratories. Dr. Levinson was a member of the boards of directors of TKB Critical Technologies 1, a special purpose acquisition company, from October 2021 to August 2023, and of Interlink Electronics, Inc. from July 2014 to June 2020. Dr. Levinson earned a bachelor of science degree in mathematics and physics from Butler University, and a master’s degree in astronomy and a doctor of philosophy degree in astronomy from the University of Virginia.

Among other skills and qualifications, Dr. Levinson brings to the Board executive leadership and management experience in a global organization and semiconductor industry experience, having served as chairman of the board of directors, chief technical officer and chief executive officer of Finisar Corporation.

16	2024 PROXY STATEMENT

PROPOSAL ONE: ELECTION OF DIRECTORS
David T. (Tom) Mitchell

Mr. Mitchell is our founder and has served as our non-employee chairman of the Board since June 2018. Mr. Mitchell previously served as our executive chairman of the Board from September 2017 until June 2018, as our chief executive officer and chairman of the Board from our inception in 2000 until September 2017, and as our president from 2000 to January 2011. In 1979, Mr. Mitchell co-founded Seagate Technology, a disk drive manufacturing company. Mr. Mitchell served as the president of Seagate Technology from 1983 to 1991. From 1992 to 1995, Mr. Mitchell served as the chief operating officer of Conner Peripherals, a disk drive manufacturing company. From 1995 to 1998, Mr. Mitchell served as the chief executive officer of JTS Corp., a mobile disk drive manufacturing company. During his tenure in the data storage industry, Mr. Mitchell established manufacturing operations in Singapore, Thailand, Malaysia, the PRC and India. Mr. Mitchell was a member of the board of directors of GigOptix, Inc. from June 2012 through July 2013. Mr. Mitchell earned a bachelor of science degree in economics from Montana State University.

Among other skills and qualifications, Mr. Mitchell brings to the Board extensive knowledge and understanding of Fabrinet’s business, operations and employees, having founded Fabrinet and served on the Board since our inception, as well as more than 30 years of experience in an array of executive management roles within the disk drive and optoelectronics manufacturing industries.

Continuing Directors: Terms Expire in 2025

Dr. Homa Bahrami

Dr. Bahrami has served on the Board since 2012. Dr. Bahrami is a Senior Lecturer at the Haas School of Business, University of California, Berkeley. She is also a Faculty Director of the Center for Executive Education and a board member of the Center for Teaching Excellence at the Haas School of Business, where she has served on the faculty since 1986. Dr. Bahrami was a member of the board of directors of FEI Company (acquired by Thermo Fisher Scientific Inc. in 2016) from February 2012 through September 2016, where she served on the audit and compensation committees. Dr. Bahrami earned a bachelor of arts degree with honors in sociology and social administration from Hull University and a master of science degree in industrial administration and a doctor of philosophy degree in organizational behavior from Aston University in the United Kingdom.

Among other skills and qualifications, Dr. Bahrami brings to the Board experience in organizational design and executive development for global enterprises.

Darlene S. Knight

Ms. Knight has served on the Board since January 2022. Ms. Knight has significant operational and P&L experience with multi-national manufacturing businesses, primarily in the automotive sector, where she has held strategic and operations roles. Ms. Knight most recently served as Vice President, Americas of Adient plc, a global leader in the automotive seating supply industry, from May 2018 to January 2019, and as Vice President, China of Adient from March 2016 to April 2018. Prior to her roles at Adient, Ms. Knight served as Group Vice President and General Manager, Complete Seat Americas of Johnson Controls, Inc., a global diversified technology and industrial company, from October 2013 until February 2016. Ms. Knight also previously served in senior leadership roles at Tecumseh Products Corporation, a manufacturer of commercial refrigeration compressors and condensing unit systems, from 2012 to 2013, and at Edscha GmbH, a Tier 1 automotive supplier, from 2006 to 2012. Ms. Knight served in roles of increasing responsibility at General Motors Corporation from 1984 until 2006. Ms. Knight is a member of the boards of directors of eLeapPower, a privately held corporation, and Reliance Worldwide Corporation Limited, a publicly traded company listed on the Australian Securities Exchange, where she also serves on the ESG and the health & safety committees of the board. Ms. Knight earned a bachelor of science degree in industrial administration from GMI Engineering & Management Institute and a master of science degree in engineering science from Rensselaer Polytechnic Institute.

Among other skills and qualifications, Ms. Knight brings to the Board significant operational and leadership experience with global manufacturing businesses.

2024 PROXY STATEMENT	17

PROPOSAL ONE: ELECTION OF DIRECTORS
Rollance E. Olson

Mr. Olson has served on the Board since 2004, including as lead independent director since 2011. From 1986 to 2011, Mr. Olson served as chief executive officer of Parts Depot Inc., a wholesale automotive replacement parts and supplies business in Virginia. From 1980 to 1985, Mr. Olson served as the president of Brake Systems, Inc., and from 1973 to 1980, Mr. Olson served in various positions at Bendix Corporation, an automotive safety brake and control systems company, including as general manager of the Fram/Autolite division, general manager of the Bendix automotive aftermarket division and corporate staff consultant. From 1968 to 1973, Mr. Olson served as a management consultant and project leader with Booz, Allen & Hamilton, a management and technology consultant firm. Mr. Olson’s business career started with Honeywell, Inc. in Minneapolis, Minnesota. Mr. Olson also served on the board of directors for several privately owned retail and technology companies. He served as a board member (9 years) and chairman of the board of the largest automotive aftermarket trade association, and was a guest lecturer at the Darden School of Business (University of Virginia). Mr. Olson earned a bachelor of arts degree from the University of Minnesota.

Among other skills and qualifications, Mr. Olson brings to the Board executive leadership and management experience gained from his service as chief executive officer of Parts Depot Inc. for more than 25 years.

Continuing Directors: Terms Expire in 2026

Seamus Grady

Mr. Grady has served as our chief executive officer and on the Board since September 2017. Prior to joining us, Mr. Grady served as executive vice president and chief operating officer, mechanical systems division, at Sanmina Corporation, an electronics manufacturing services company, from October 2012 to May 2017. Prior to that, Mr. Grady held various operations roles at Sanmina beginning in 2000, including as senior vice president medical division, from June 2011 to October 2012, and senior vice president global medical operations from March 2009 to June 2011. From 1999 to 2000, Mr. Grady served as director of materials and supply chain management at Lucent Technologies Inc. (formerly Ascend Communications). From 1989 to 1999, Mr. Grady served in a variety of operations roles at Manufacturers Services Limited (now Celestica), an electronic manufacturing and supply chain services company. Mr. Grady holds a B. Tech in Manufacturing Technology from the National University of Ireland, Galway (NUIG).

Among other skills and qualifications, Mr. Grady brings to the Board broad and deep experience in the electronics manufacturing services industry, including overseeing operations at multiple international facilities.

Thomas F. Kelly

Mr. Kelly has served on the Board since 2010. Mr. Kelly has served as chief executive officer of Anitian, Inc., a cloud security and compliance automation provider, since February 2024, and as a Venture Consultant for Forgepoint Capital, a venture capital firm, since November 2022. Mr. Kelly served as chief executive officer and president of IDX, a provider of software and services for cyber breach and identity fraud protection, from August 2017 to August 2022 (acquired by ZeroFox Holdings, 2022). From 2016 to 2017, Mr. Kelly served as a cybersecurity industry consultant. In the prior twenty years, Mr. Kelly was chief executive officer of several software and security companies including AccelOps between 2015 and 2016 (acquired by Fortinet, 2016), Moxie Software, MontaVista Software (acquired by Cavium, 2009), BlueStar Solutions (acquired by Affiliated Computer Services, 2004) and Blaze Software (acquired by Brokat Infosystems AG, 2000). Mr. Kelly has also held executive leadership operating roles at several companies including Epicor Software, Cirrus Logic, Cadence Design Systems, and Frame Technology (acquired by Adobe, 1995). Mr. Kelly was a member of the board of directors of ZeroFox Holdings, Inc. from August 2022 to May 2024 and was previously a member of the boards of directors of FEI and Epicor Software. He also serves on several Santa Clara University boards. Mr. Kelly earned a bachelor of science degree in economics from Santa Clara University.

Among other skills and qualifications, Mr. Kelly brings to the Board audit and financial reporting expertise, as well as extensive managerial and operational experience.

18	2024 PROXY STATEMENT

DIRECTOR COMPENSATION
Annual Non-Employee Director Compensation Elements
The Compensation Committee annually reviews director compensation with the assistance of its independent compensation consultant to ensure that it is appropriate and competitive in light of market circumstances and prevailing “best practices” for corporate governance. The compensation elements reflect the Board’s view that compensation to non-employee directors should consist of an appropriate mix of cash and equity awards. The annual non-employee director compensation arrangements described below were effective from June 25, 2022 (the beginning of fiscal 2023) to June 28, 2024 (the end of fiscal 2024).

Pay Element	Fiscal 2024 Board Compensation for Non-Employee Directors
Annual Retainer (Cash)	All Board Members:	$75,000
	Board Chair*:	$200,000
	Lead Independent Director**:	$45,000

*Applicable only if the Board Chair is a non-employee director. This retainer was approved by the Board in connection with Mr. Mitchell’s transition in June 2018 from executive chairman of the Board to non-employee Chairman of the Board in light of Mr. Mitchell’s ongoing significant involvement with Fabrinet and the valuable leadership and guidance he provides to Fabrinet.

	**Applicable only if the Board Chair is not an independent director.
Committee Member Retainer (Cash)	Audit Committee:	$12,500 (or $33,000 if member is the chair)
	Compensation Committee:	$10,000 (or $21,000 if member is the chair)
	Nominating & Corporate Governance Committee:	$6,000 (or $15,000 if member is the chair)
Restricted Share Units (Equity)
Initial Grant*: Upon joining the Board, and effective as of the date an individual becomes a non-employee member of the Board, an award of RSUs, on a prorated basis, to cover a number of Fabrinet’s ordinary shares equal to: $220,000, divided by the closing price of the ordinary shares on the NYSE on the date of grant, and multiplied by the ratio of (i) the number of days beginning with the date the director joins the Board and ending on the day immediately preceding the one year anniversary of the prior year’s annual shareholder meeting, divided by (ii) 365 days, with the resulting number rounded up to the nearest whole share. For the avoidance of doubt, an individual who becomes a non-employee director as a result of ceasing to be an employee will be eligible to receive an Initial Grant.

Annual Grant*: On the date of each annual shareholder meeting and provided that the non-employee director will continue as a Board member following such meeting, an award of RSUs covering a number of Fabrinet’s ordinary shares equal to: $220,000, divided by the closing price of the ordinary shares on the NYSE on the date of grant, with the resulting number rounded up to the nearest whole share.

Vesting: RSUs will be scheduled to vest in full on January 1 following the next annual meeting of shareholders after the applicable date of grant, provided the director continues to remain a service provider to Fabrinet through such date.

*Grants are automatic and nondiscretionary and subject to the terms and conditions of Fabrinet’s 2020 Equity Incentive Plan and form of Restricted Share Unit Agreement previously approved for use under such plan. Any RSUs that vest will be settled in ordinary shares of Fabrinet, and the par value of ordinary shares of Fabrinet issued upon such settlement will be considered to have been paid with past services rendered.

2024 PROXY STATEMENT	19

DIRECTOR COMPENSATION
Fiscal 2025 Board Compensation for Non-Employee Directors: In 2024, the Compensation Committee retained Compensia, Inc., a national compensation consulting firm, to provide independent services to assist the Compensation Committee in evaluating the competitiveness of our non-employee director compensation program. As a result of this review and upon the recommendation of the Compensation Committee, the Board increased the annual cash retainer for non-employee Board members to $85,000 and approved the following committee member cash retainers, effective as of June 29, 2024 (the beginning of fiscal 2025):

Committee Member Retainer (Cash)	Audit Committee:	$14,000 (or $33,000 if member is the chair)
	Compensation Committee:	$10,000 (or $24,000 if member is the chair)
	Nominating & Corporate Governance Committee:	$7,000 (or $16,000 if member is the chair)

The Board did not make any adjustments to the existing equity compensation arrangements for non-employee directors or the annual cash retainers for serving as Board Chair or Lead Independent Director.

20	2024 PROXY STATEMENT

DIRECTOR COMPENSATION
Fiscal 2024 Director Compensation Table
The following table presents information regarding the compensation earned or paid in fiscal 2024 to individuals who were members of the Board at any time during fiscal 2024, and who also were not our employees. We refer to those directors as non-employee directors. During fiscal 2024, Mr. Grady, our chief executive officer, did not receive additional compensation for his service as a director.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)(2)(3)	All Other Compensation ($)	Total ($)
Forbes I.J. Alexander	3,365(4)	109,575	—	112,940
Dr. Homa Bahrami	100,000	219,850	—	319,850
Thomas F. Kelly	118,000	219,850	—	337,850
Darlene S. Knight	87,500	219,850	—	307,350
Dr. Frank H. Levinson	108,500	219,850	—	328,350
David T. (Tom) Mitchell	275,000	219,850	—	494,850
Rollance E. Olson	126,000	219,850	—	345,850

(1)
Reflects the aggregate grant date fair value of the shares in accordance with FASB Accounting Standards Codification Topic 718. The assumptions used in the valuation of these awards are set forth in the notes to our consolidated financial statements, which are included in our Annual Report on Form 10-K for fiscal 2024, filed with the SEC on August 20, 2024. These amounts do not correspond to the actual value that may be realized by the directors.

(2)
On December 12, 2023, each of Dr. Bahrami, Mr. Kelly, Ms. Knight, Dr. Levinson, Mr. Mitchell and Mr. Olson was granted 1,282 restricted share units, all of which are scheduled to vest on January 1, 2025, subject to continued service with us. On June 12, 2024, in connection with his appointment to the Board, Mr. Alexander was granted 461 restricted share units, all of which are scheduled to vest on January 1, 2025, subject to continued service with us.

(3)	The following table presents the aggregate number of shares underlying unvested stock awards and outstanding options held by each of our non-employee directors as of the last day of fiscal 2024.

Name	Aggregate Number of Shares Underlying Unvested Stock Awards	Aggregate Number of Shares Underlying Outstanding Options
Forbes I.J. Alexander	461	—
Dr. Homa Bahrami	1,282	—
Thomas F. Kelly	1,282	—
Darlene Knight	1,282	—
Dr. Frank H. Levinson	1,282	—
David T. (Tom) Mitchell	1,282	—
Rollance E. Olson	1,282	—

(4)	Mr. Alexander was appointed to the Board on June 12, 2024. Accordingly, this reflects a pro-rated amount for his service on the Board during fiscal 2024.
Director Share Ownership Guidelines
Our directors are subject to share ownership guidelines and certain prohibitions on transactions in our securities. For more information, see “Corporate Governance Matters—Share Ownership Guidelines” and “Corporate Governance Matters—Prohibited Transactions in Our Securities.”

2024 PROXY STATEMENT	21

CORPORATE GOVERNANCE MATTERS
Corporate Governance Guidelines
We have adopted Corporate Governance Guidelines that establish the corporate governance policies the Board intends to follow in overseeing our business in accordance with its fiduciary duties.
The Corporate Governance Guidelines are available in the “Investors—Governance” section of our website at www.fabrinet.com.
Code of Business Conduct
We are committed to maintaining the highest standards of ethical conduct, with business practices and principles of behavior that support this commitment. Accordingly, the Board has adopted a Code of Business Conduct, which is applicable to all of our directors, officers (including our principal executive officer and senior financial and accounting officers) and employees.
The Code of Business Conduct is available in the “Investors—Governance” section of our website at www.fabrinet.com. We will disclose on our website any amendments to the Code of Business Conduct, as well as any waivers, required to be disclosed by SEC or NYSE rules.
Majority Voting Director Resignation Policy in Uncontested Elections
The Board endorses the principle of using a majority voting standard for uncontested elections of directors. Accordingly, in an election of directors such as this one, a nominee who receives more “Withhold” votes than “For” votes is expected to promptly tender his or her resignation as a director to the Board for consideration.
After considering any information the Board deems appropriate, the Board will act to accept or reject each tendered director resignation. Any director who tenders a resignation under the majority voting policy may not participate in the action of the Board regarding whether to accept or reject his or her tender of resignation.
Board Leadership Structure
Our Corporate Governance Guidelines provide that the Board will fill the chairman and chief executive officer positions based upon what it believes is in our best interests at any point in time. Mr. Mitchell served in both positions until his retirement as chief executive officer in September 2017. We separated the two roles effective upon this transition, with Mr. Mitchell continuing as executive chairman of the Board from September 2017 until June 2018, and as a non-employee chairman of the Board beginning in June 2018. The Board believes that Mr. Mitchell is in the best position to direct the focus and attention of the Board on the areas most relevant for us and our shareholders as Mr. Mitchell is extremely familiar with our business, industry and strategic priorities, having founded Fabrinet and previously serving as our chief executive officer for 17 years. In the role of chairman, Mr. Mitchell provides valuable leadership for us both internally and externally.
In addition, our Corporate Governance Guidelines provide that if the chairman is not independent, the Board shall appoint a lead independent director. Mr. Olson has served as our lead independent director since January 2011. The lead independent director’s duties include coordinating the activities of the independent and other non-employee directors, coordinating the agenda for and moderating sessions of the independent and other non-employee directors, and facilitating communications among the entire Board.
Our independent directors meet in executive session at each regularly scheduled meeting of the Board, and at such other times as necessary or appropriate as determined by the independent directors. Our lead independent director presides at such executive sessions of the Board.

22	2024 PROXY STATEMENT

CORPORATE GOVERNANCE MATTERS
Risk Oversight
As a part of its oversight function, the Board monitors management’s processes for operating our business, including risk management. The Board’s oversight of risk includes monitoring management’s work to identify risks and manage risk parameters, including those relating to enterprise, financial, operational, information security, business and reputation risks. Together with its committees, the Board ensures that any material risks relevant to us or our business are identified, appropriately considered and addressed.
Our management team is responsible for day-to-day risk management. Management’s responsibilities include identifying, evaluating and addressing potential risks that may exist at the enterprise, strategic, financial and operating levels and the development of processes for mitigating these risks, and the Board, together with its committees, oversees management in its execution of these responsibilities. At periodic meetings of the Board and its committees, and in other meetings and discussions, our management reports to and seeks guidance from the Board and its committees, as applicable, with respect to risks and other matters that could affect our business. In addition, our legal counsel provides reports of legal risks to the Board and its committees. Similarly, our chief financial officer provides reports to the Audit Committee concerning financial, tax and audit related risks. In addition, the Audit Committee receives periodic reports from management on our compliance programs and efforts, investment policy and practices.
The Board reviews the strategic, financial, operational and information security risks inherent in our business through its consideration of the various matters presented to the Board or its committees by management for review or approval. Furthermore, each board committee regularly reviews and evaluates various aspects of enterprise risk as part of its specific functions and responsibilities delegated by the Board.
The Audit Committee considers risk in connection with its oversight of our financial review and reporting processes and regulatory and corporate compliance matters. In addition, the Audit Committee is responsible for the oversight and review of certain risk management policies, including our insurance, investment and business continuity policies, and cybersecurity and data security risks. The Compensation Committee considers risk in connection with its oversight of the design and administration of our compensation policies, plans and programs and assesses and monitors whether such policies, plans and programs have the potential to encourage excessive risk-taking. The Nominating & Corporate Governance Committee considers risk in connection with its oversight of our governance structure, policies and processes, including conflicts of interest (other than related party transactions reviewed by the Audit Committee), and oversight of our environmental, social and governance programs.
We believe that the Board’s role is consistent with our leadership structure, with our chief executive officer and management primarily responsible for enterprise risk management, and with the Board and its committees providing oversight of these efforts.
Information Security Risk Oversight and Management
The Board has delegated to the Audit Committee primary responsibility for the oversight of cybersecurity and data security risks and mitigation strategies. Mr. Kelly, an independent director and Chair of the Audit Committee, has significant information security risk oversight and management expertise, most recently as chief executive officer and president of IDX, a provider of software and services for cyber breach and identity fraud protection, from August 2017 to August 2022.
The Audit Committee provides oversight of management’s review of our information security program and risk mitigation actions, which include information security policies, procedures, training initiatives, and both internal and external audits. The Audit Committee receives quarterly briefings on these matters by our Vice President, Information Technology & Security, who has oversight responsibility for our information security team.
As part of our thorough approach to information security management, and to continue to avoid being subject to information security breach penalties or settlements, we engage external experts to regularly test and audit our information security program in addition to conducting our own internal testing and audits.

2024 PROXY STATEMENT	23

CORPORATE GOVERNANCE MATTERS
Director Independence
Our ordinary shares are listed on the NYSE. Pursuant to the NYSE listing standards, independent directors must comprise a majority of the Board, and each member of our Audit, Compensation and Nominating & Corporate Governance Committees must be independent. A director will only qualify as an “independent director” if he or she meets certain requirements and the Board determines that the director has no material relationship with Fabrinet (either directly or as a partner, shareholder or officer of an organization that has a relationship with Fabrinet).
The Board has reviewed the independence of each director and determined that each of Mr. Alexander, Dr. Bahrami, Mr. Kelly, Ms. Knight, Dr. Levinson and Mr. Olson, representing six of our eight directors, is “independent” as that term is defined under the applicable rules and regulations of the SEC and the NYSE listing standards. In making these determinations, the Board considered the current and prior relationships that each non-employee director has with us and all other facts and circumstances the Board deemed relevant.
Audit Committee members must satisfy additional independence criteria set forth in Rule 10A-3 under the
Exchange Act. In order to be considered independent for purposes of Rule 10A-3, a member of the Audit Committee may not, other than in his or her capacity as a member of the Audit Committee, the Board, or any other board committee: (1) accept, directly or indirectly, any consulting, advisory, or other compensatory fee from us or any of our subsidiaries; or (2) be an affiliated person of us or any of our subsidiaries.
Compensation Committee members must satisfy additional independence criteria set forth under the NYSE listing standards. In order for a member of the Compensation Committee to be considered independent, the Board must consider all factors specifically relevant to determining whether a director has a relationship to us that is material to that director’s ability to be independent from management in connection with the duties of a Compensation Committee member, including, but not limited to: (1) the source of compensation of such director, including any consulting, advisory, or other compensatory fee paid by us to such director; and (2) whether such director is affiliated with us, any of or subsidiaries, or an affiliate of any of our subsidiaries.
Board Meetings and Committees
We expect directors to attend and actively participate in Board and committee meetings. Each of our incumbent directors attended at least 75% of the total number of meetings of the Board and the committees on which he or she served during fiscal 2024.

Board/Committee	No. of Meetings in Fiscal 2024
Full Board	7
Audit	4
Compensation	4
Nominating & Corporate Governance	6
Total Meetings (average director attendance of 100%)	21
Executive Sessions of the Board (independent directors meet without management present)	5

The Board has established an Audit Committee, a Compensation Committee, and a Nominating & Corporate Governance Committee, each of which has the composition and responsibilities described below. Each committee acts in accordance with a written charter adopted by the Board. The committee charters are available in the “Investors—Governance” section of our website at www.fabrinet.com.
Audit Committee
The Audit Committee currently consists of Mr. Alexander, Mr. Kelly (chair), Ms. Knight and Dr. Levinson, each of whom is independent under the NYSE listing standards and the rules and regulations of the SEC. The Board has determined that each of Mr. Alexander and Mr. Kelly qualifies as an “audit committee financial expert” under the rules and regulations of the SEC and that each member of the Audit Committee meets the financial literacy requirements of the NYSE listing standards.
Among other responsibilities, the Audit Committee assists the Board in its oversight of (1) our accounting and financial reporting processes and internal controls, (2) the audit and integrity of our financial statements, (3) our compliance with legal and regulatory requirements, (4) the qualifications, independence and performance of our independent auditors, and (5) the performance of our internal audit function. The Audit Committee is also responsible for reviewing, approving and monitoring related party transactions, and reviewing cybersecurity and data security risks and mitigation strategies.
The Audit Committee report is included in this proxy statement on page 33.

24	2024 PROXY STATEMENT

CORPORATE GOVERNANCE MATTERS
Compensation Committee
The Compensation Committee currently consists of Dr. Bahrami, Dr. Levinson (chair) and Mr. Kelly, each of whom is independent under the NYSE listing standards and the rules and regulations of the SEC. In addition, the Board has determined that Dr. Bahrami, Dr. Levinson and Mr. Kelly meet the requirements of the non-employee director definition of Rule 16b-3 promulgated under the Exchange Act and the outside director definition of Section 162(m) of the Internal Revenue Code.
Among other responsibilities, the Compensation Committee (1) oversees our compensation policies, plans, benefits programs, and overall compensation philosophy, (2) assists the Board in its oversight of executive compensation, (3) administers our incentive compensation and equity compensation plans, (4) prepares an annual report on executive officer compensation for inclusion in our annual proxy statement, (5) assists the Board in its oversight of our policies and strategies related to people management, and (6) reviews and evaluates our compensation policies and practices as they relate to risk management and risk-taking incentives.
The Compensation Committee report is included in this proxy statement on page 46.
Nominating & Corporate Governance Committee
The Nominating & Corporate Governance Committee currently consists of Dr. Bahrami (chair) and Mr. Olson, each of whom is independent under the NYSE listing standards and the rules and regulations of the SEC.
Among other responsibilities, the Nominating & Corporate Governance Committee (1) assists the Board in identifying prospective director nominees, (2) recommends candidates for election to the Board at each annual meeting of shareholders, (3) reviews and recommends updates to our corporate governance guidelines, as appropriate, (4) reviews and recommends directors to serve on each board committee, (5) oversees the annual evaluation of the Board and its committees, (6) monitors and reviews matters related to succession planning for our executive officers, and (7) oversees our environmental, social and governance programs (including reviewing risks relating to corporate social responsibility and environmental sustainability).
The Nominating & Corporate Governance Committee will consider recommendations of candidates for election to the Board submitted by shareholders of Fabrinet. For more information, see “Process for Recommending Candidates for Election to the Board of Directors” below.
Attendance at Annual Meetings of Shareholders by the Board of Directors
Although we do not have a formal policy regarding attendance by members of the Board at our annual meeting of shareholders, we encourage, but do not require, directors to attend.
All of our directors attended our 2023 annual meeting of shareholders.
Contacting the Board of Directors
Shareholders and other interested parties who wish to communicate directly with our lead independent director may do so by sending an email to leadindependentdirector@fabrinet.com. Communications received at this email address are automatically routed directly to our lead independent director.
Shareholders and other interested parties who wish to communicate with the Board may do so by sending an email to board@fabrinet.com or a written communication addressed to Fabrinet, c/o Fabrinet USA, Inc., 4900 Patrick Henry Drive, Santa Clara, CA 95054, Attention: Board of Directors.
Our legal counsel reviews all incoming communications from shareholders and other interested parties (except for communications sent directly to the lead independent director, mass mailings, product complaints or inquiries, job inquiries, business solicitations and patently offensive or otherwise inappropriate material) and, as appropriate, routes such communications to the appropriate member(s) of the Board, or if none is specified, to the chairman of the Board.

2024 PROXY STATEMENT	25

CORPORATE GOVERNANCE MATTERS
Share Ownership Guidelines
To further align the interests of our executive officers and members of the Board with those of our shareholders, we first adopted share ownership guidelines for our executive officers and non-employee directors in August 2012. In 2023, the Compensation Committee retained Compensia, Inc., a national compensation consulting firm, to provide independent services to assist the Compensation Committee in evaluating the competitiveness of our share ownership guidelines. As a result of this review and upon the recommendation of the Compensation Committee, the Board amended our share ownership guidelines in August 2023. Under these guidelines, our executive officers are required, and our non-employee directors are expected, to own a number of shares with a minimum value equivalent to the following:

Position	Minimum Ownership Value
CEO	5x annual base salary
Other Executive Officers	2x annual base salary
Non-Employee Directors	4x annual Board retainer

Our executive officers are required, and non-employee directors are expected, to have achieved the applicable amount of share ownership by the later of August 2023 or five years after becoming an executive officer or being appointed to the Board, as applicable, and to maintain such amount of share ownership thereafter throughout their tenure as an executive officer or non-employee director of Fabrinet.
Shares counted towards the minimum ownership levels include all shares directly or beneficially owned by the executive officer or non-employee director and any unvested, non-performance-based restricted share units held by the executive officer or non-employee director.
To satisfy these guidelines, any executive officer or non-employee director who has not reached or who fails to maintain their minimum ownership level must retain at least fifty percent (50%) of any net shares derived from the vesting or exercise of equity awards until their applicable guideline is met. “Net shares” are those shares that remain after shares are sold or netted to pay the exercise price (if any) of equity awards and applicable taxes.
At its discretion, the Compensation Committee may waive these guidelines for non-employee directors joining the Board from government, academia, or similar professions. The Compensation Committee may also temporarily suspend these guidelines if compliance would create severe hardship or prevent an executive officer or non-employee director from complying with a court order.
As of September 30, 2024, all of our executive officers and non-employee directors either met the applicable ownership threshold or were within the permitted time period to attain the required ownership.
Insider Trading Policy
We have adopted an insider trading policy governing the purchase, sale, and/or other disposition of our securities by our directors, officers, employees, and other covered persons. We believe this policy is reasonably designed to promote compliance with insider trading laws, rules, and regulations, as well as the exchange listing standards applicable to us. A copy of our insider trading policy is filed as an exhibit to our Annual Report on Form 10-K for fiscal 2024.
Prohibited Transactions in Our Securities
Our officers, directors, employees and consultants are prohibited from trading in derivative securities with respect to our securities, including put and call options and other financial instruments whose value varies with the value of our ordinary shares. This prohibition also extends to short sales.
Compensation Committee Interlocks and Insider Participation
During fiscal 2024, Dr. Bahrami, Mr. Kelly and Dr. Levinson served as members of the Compensation Committee. None of the members of the Compensation Committee is or has in the past served as an officer or employee of Fabrinet. None of our executive officers serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of the Board or Compensation Committee.

26	2024 PROXY STATEMENT

CORPORATE GOVERNANCE MATTERS
Process for Recommending Candidates for Election to the Board of Directors
The Nominating & Corporate Governance Committee is responsible for, among other things, determining the criteria for membership to the Board, and recommending candidates for election to the Board. The Nominating & Corporate Governance Committee will consider recommendations from shareholders for candidates to serve on the Board. There are no differences in the manner by which the Nominating & Corporate Governance Committee evaluates nominees for director based on whether the nominee is recommended by a shareholder or a member of the Board.
Shareholder Recommendations for Board Nominees
Shareholder recommendations for candidates to the Board must be directed in writing to our Corporate Secretary, c/o Fabrinet USA, Inc., 4900 Patrick Henry Drive, Santa Clara, CA 95054, and must include (1) the candidate’s name, age, business address and residence address, (2) the candidate’s principal occupation or employment, (3) the class and number of shares that are held of record or beneficially owned by the candidate and any derivative positions held or beneficially held by the candidate, (4) whether and the extent to which any hedging or other transaction or series of transactions has been entered into by or on behalf of the candidate with respect to any of our securities, and a description of any other agreement, arrangement or understanding (including any short position or any borrowing or lending of our shares), the effect or intent of which is to mitigate loss to, or to manage the risk or benefit of share price changes for, or to increase or decrease the voting power of the candidate, (5) a description of all arrangements or understandings between the nominating shareholder and each candidate and any other person or persons pursuant to which the nominations are to be made by the nominating shareholder, (6) a written statement executed by the candidate acknowledging that as a director, the candidate will owe a fiduciary duty under Cayman Islands law with respect to Fabrinet and its shareholders, and (7) any other information relating to the candidate that would be required to be disclosed about such candidate if proxies were being solicited for the election of the candidate as a director, or that is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act (including, without limitation, the candidate’s written consent to being named in the proxy statement, if any, as a nominee and to serving as a director if elected).
Shareholder recommendations for candidates to the Board must also contain specified information about the shareholder proposing such nomination. For more information, please refer to our memorandum and articles of association, which may be obtained by writing to our Corporate Secretary, c/o Fabrinet USA, Inc., 4900 Patrick Henry Drive, Santa Clara, CA 95054, or by accessing Fabrinet’s filings on the SEC’s website at www.sec.gov.
Director Qualifications
The Nominating & Corporate Governance Committee will evaluate and recommend candidates for membership on the Board consistent with any criteria established by the committee. The consideration of any candidate for director will be based on the committee’s assessment of the individual’s background, experience, skills and abilities, and if such characteristics qualify the individual to fulfill the needs of the Board at that time. While the Nominating & Corporate Governance Committee has not established specific minimum qualifications or a formal diversity policy for director candidates, the committee believes that candidates and nominees should reflect a board of directors that is predominately independent and that is comprised of directors who (1) are of high integrity, (2) have broad, business-related knowledge and experience, (3) have qualifications that will increase overall board effectiveness, (4) have diverse backgrounds and perspectives, and (5) meet other requirements as may be required by applicable rules, such as financial literacy or financial expertise with respect to Audit Committee members.
Identification and Evaluation of Director Nominees
The Nominating & Corporate Governance Committee uses a variety of methods for identifying and evaluating director nominees. The committee assesses the appropriate size and composition of the Board, the needs of the Board and its committees and the qualifications of candidates in light of these needs.
Candidates may come to the attention of the Nominating & Corporate Governance Committee through shareholders, management, current members of the Board or search firms. The evaluation of these candidates may be based solely upon information provided to the committee or may also include discussions with persons familiar with the candidate, an interview of the candidate or other actions the committee deems appropriate, including the use of third parties to review candidates.

2024 PROXY STATEMENT	27

ENVIRONMENTAL, SOCIAL AND GOVERNANCE (ESG) PRACTICES AND POLICIES
General
Fabrinet is committed to being a good corporate citizen in the communities in which we work and live. We maintain the highest ethical, safety, and environmental standards, and encourage our employees to assist us in meeting these standards. Because good corporate citizenship is essential to our success, we are committed to operating with integrity, contributing to the local communities surrounding our facilities, promoting diversity and inclusion in the workplace, developing our employees, and protecting the environment.
The Board, including through its committees, oversees our environmental, social and governance (“ESG”) efforts and believes an integrated approach to our business strategy, corporate governance, and corporate citizenship creates long-term value for our stakeholders.
In January 2024, we published our 2023 Sustainability Report, detailing our ESG practices and policies described below. The contents of our 2023 Sustainability Report are referenced for general information only and are not incorporated by reference in this proxy statement.
Environmental
We are committed to the deployment of sustainable manufacturing and continuous improvement throughout our operations. We conduct our business and manage our operations globally in a manner that protects the environment and meets or exceeds all applicable environmental laws, legislation and regulations. In particular:
•
we maintain an Environment, Occupational Health and Safety (EHS) management system that is certified to both ISO 14001 for environmental management and ISO 45001 for occupational health and safety management;

•	our operations and products are compliant with European Union regulations, such as RoHS and REACH, prohibiting the use of certain chemicals unless authorized by the government or relevant agency;
•	we embed sustainability into our culture and reinforce a sustainability mindset among employees through trainings, workshops, competitions, and events throughout the year; and
•	we have the following environmental protection programs:
°	energy conservation;
°	water conservation & recycling;
°	hazardous waste reduction & safety;
°	paper use reduction & recycling; and
°	carbon emission reduction.

28	2024 PROXY STATEMENT

ENVIRONMENTAL, SOCIAL AND GOVERNANCE (ESG) PRACTICES AND POLICIES
Social
We are a global company with strong ties to the local communities in which we operate. We value the overall well-being of our employees and promote the vitality of community and culture by working to build an inclusive and welcoming workplace.
Employee Welfare Initiatives
We have the following practices and policies:
•
company culture that promotes the highest standards of ethics and compliance for our business, including a Code of Business Conduct with principles to guide our employee, officer, and director conduct;

•	employee career guidance and counseling (with established employee development and training opportunities);
•	equal employment opportunity hiring practices and policies;
•
anti-harassment policy that prohibits sexual harassment in any form, details how to report and respond to harassment issues, and strictly prohibits retaliation against any employee for reporting harassment;

•	a diversity, equity and inclusion policy expressing our commitment to promoting an inclusive and diverse work environment, and the need to treat others at all times with dignity and respect;
•	whistleblower hotline operated by an independent third party for confidential reporting;
•	market competitive compensation and benefits;
•	prohibition of child labor;
•	Fabrinet Academy (our in-house education and training program for managerial, professional, and technical skills development);
•	employee tuition reimbursement plan;
•	discretionary and profit-sharing bonus plans;
•	employee fitness center;
•	“Happy Workplace” program, modeled after the World Health Organization’s Healthy Workplaces framework and the International Labor Organization’s Decent Work Agenda; and
•	employee motherhood and parenting training.
Local Community Initiatives
We support our local communities in the following ways:
•	“Maharaj” Orphanage benefactor (annual financial and administrative support, and employee volunteers); and
•	free elderly health checks for local community residents (Thailand).
Workplace Safety
We demonstrate our commitment to workplace safety with the following policies and practices:
•	compliance with the local labor laws and standards in all countries in which we operate; and
•	compliance with the local workplace safety laws and regulations in all countries in which we operate.

2024 PROXY STATEMENT	29

ENVIRONMENTAL, SOCIAL AND GOVERNANCE (ESG) PRACTICES AND POLICIES
Governance
We are committed to good corporate governance, including the following:
Shareholder Engagement Initiatives
•	we consult with experts on the best compensation and governance practices;
•	we regularly attend and participate in investor roadshows and conferences; and
•
we reach out annually to our 25 largest shareholders, in advance of our annual shareholders’ meeting, and invite them to provide feedback on our executive compensation and corporate governance practices by participating in conference calls with Chairs of the Compensation, Audit, and Nominating & Corporate Governance Committees.

Business Practices
•	we have and enforce our Code of Business Conduct;
•	we require our suppliers to agree to conduct their business practices in accordance with our Supplier Code of Conduct;
•	we are a member of the Responsible Business Alliance and adhere to its code of conduct; and
•	we have a conflict minerals sourcing policy that supports our efforts to enable a socially and environmentally responsible global supply chain.

30	2024 PROXY STATEMENT

PROPOSAL TWO: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
General
The Audit Committee has appointed PricewaterhouseCoopers ABAS Ltd. and its network firm (“PwC”) as our independent registered public accounting firm for our fiscal year ending June 27, 2025. Although ratification by shareholders is not required by any applicable legal requirements, the Board has determined it is desirable to request ratification of this appointment by our shareholders. Notwithstanding its selection, the Audit Committee, in its discretion, may appoint a new independent registered public accounting firm at any time during the fiscal year if the Audit Committee believes that such a change would be in the best interests of Fabrinet and its shareholders. If our shareholders do not ratify the appointment of PwC, the Audit Committee may reconsider the appointment.
A representative of PwC is expected to be present at the meeting, will have the opportunity to make a statement if he or she desires to do so, and is expected to be available to respond to appropriate questions.
Recommendation of the Board of Directors
The Board recommends a vote “FOR” the ratification of the appointment of PwC as Fabrinet’s independent registered public accounting firm for Fabrinet’s fiscal year ending June 27, 2025.
Accounting Fees
The following table presents fees paid or accrued by Fabrinet for audit and other services rendered by PwC for fiscal 2024 and fiscal 2023.

	Fiscal 2024	Fiscal 2023
Audit Fees(1)	$1,669,529	$1,745,149
Audit-Related Fees	—	—
Tax Fees(2)	50,254	60,723
All Other Fees(3)	13,650	7,280
Total	$1,733,434	$1,813,152
(1)
Audit Fees consist of fees for professional services provided in connection with the audit of our annual consolidated financial statements, the review of our quarterly consolidated financial statements, and audit services that are normally provided by the independent registered public accounting firm in connection with statutory and regulatory filings or engagements for the applicable fiscal year, such as statutory audits, as well as out of pocket expenses.

(2)	Tax fees consist of fees for tax compliance services.
(3)	All other fees consist of fees for accounting research software and accounting advisory services during the applicable fiscal year.
Auditor Independence
In fiscal 2024, there were no other professional services provided by PwC, other than those listed above, that would have required the Audit Committee to consider their compatibility with maintaining the independence of PwC.
Pre-Approval of Audit and Non-Audit Services
Pursuant to its charter, the Audit Committee is required to (1) review and approve, in advance, the scope and plans for all audits and audit fees and (2) approve, in advance, all non-audit services to be performed by our independent auditors. All services and fees of PwC for the periods set forth in the table above were pre-approved by the Audit Committee.

2024 PROXY STATEMENT	31

PROPOSAL THREE: ADVISORY VOTE TO APPROVE COMPENSATION OF NAMED EXECUTIVE OFFICERS
General
In accordance with SEC rules, we are providing our shareholders with the opportunity to vote to approve, on an advisory or non-binding basis, the compensation of our named executive officers as disclosed in this proxy statement in accordance with rules of the SEC. This proposal, commonly known as a “say-on-pay” proposal, gives our shareholders the opportunity to express their views on the compensation of our named executive officers as a whole. This vote is not intended to address any specific item of compensation or any specific named executive officer, but rather the overall compensation of all of our named executive officers and the compensation philosophy, policies and practices described in this proxy statement. We currently hold our say-on-pay vote every year.
While this advisory vote to approve executive compensation is non-binding, it will provide information to us regarding investor sentiment about our executive compensation philosophy, policies and practices, which the Compensation Committee will be able to consider when making future executive compensation decisions. The Board and the Compensation Committee value the opinions of shareholders and, to the extent there is any significant vote against the compensation of our named executive officers as disclosed in this proxy statement, will endeavor to communicate with shareholders to better understand the concerns that influenced the vote, consider those shareholders’ concerns and evaluate whether any actions are necessary to address those concerns.
We urge shareholders to read the “Executive Compensation” section of this proxy statement, and in particular the information discussed under the heading “Executive Compensation—Compensation Discussion and Analysis,” which describes in more detail how our executive compensation policies and procedures operate and are designed to achieve our compensation objectives. We believe that our executive compensation program is working to ensure management’s interests are aligned with our shareholders’ interests to support long-term value creation. Accordingly, pursuant to Section 14A of the Exchange Act, you are being asked to vote “FOR” the following resolution at the Annual Meeting:
“RESOLVED, that Fabrinet’s shareholders approve, on an advisory basis, the compensation of Fabrinet’s named executive officers as disclosed in Fabrinet’s Proxy Statement for the 2024 Annual General Meeting of Shareholders, pursuant to the executive compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the compensation tables, and related narrative disclosures.”
Recommendation of the Board of Directors
The Board recommends a vote “FOR” the approval, on an advisory basis, of the compensation of our named executive officers as disclosed in this proxy statement.

32	2024 PROXY STATEMENT

AUDIT COMMITTEE REPORT
The Audit Committee assists the Board in fulfilling its responsibilities for oversight of the integrity of our financial statements, our internal accounting and financial controls, our compliance with legal and regulatory requirements, the organization and performance of our internal audit function and the qualifications, independence and performance of our independent registered public accounting firm.
Our management is responsible for establishing and maintaining internal controls and preparing our consolidated financial statements. The independent registered public accounting firm is responsible for auditing the financial statements. It is the responsibility of the Audit Committee to oversee these activities.
The Audit Committee has:
•	Reviewed and discussed the audited financial statements with management and with PricewaterhouseCoopers ABAS Ltd., our independent registered public accounting firm;
•	Discussed with PricewaterhouseCoopers ABAS Ltd. the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (the “PCAOB”) and the SEC; and
•
Received the written disclosures and the letter from PricewaterhouseCoopers ABAS Ltd. required by applicable requirements of the PCAOB regarding PricewaterhouseCoopers ABAS Ltd.’s communications with the Audit Committee concerning independence, and has discussed with PricewaterhouseCoopers ABAS Ltd. its independence.

Based upon these discussions and review, the Audit Committee recommended to the Board that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended June 28, 2024, for filing with the SEC.
Respectfully submitted by the members of the Audit Committee of the Board of Directors.
Thomas F. Kelly (Chair)
Forbes I.J. Alexander
Darlene S. Knight
Dr. Frank H. Levinson

2024 PROXY STATEMENT	33

EXECUTIVE OFFICERS
The names of our executive officers, their ages, their positions with us and other biographical information as of October 16, 2024, are set forth below. There are no family relationships among any of our directors or executive officers.

Name	Age	Position
Seamus Grady	57	Chief Executive Officer and Director
Dr. Harpal Gill	71	President and Chief Operating Officer
Csaba Sverha	45	Executive Vice President, Chief Financial Officer
Edward T. Archer	61	Executive Vice President, Sales & Marketing

Seamus Grady. For Mr. Grady’s biography, please see “Proposal One—Election of Directors—Biographical Information” above.
Dr. Harpal Gill has served as our president since January 2011, and as our chief operating officer since March 2009. Previously, Dr. Gill was our senior vice president, operations from May 2005 to March 2009. He also has served as executive vice president, operations of Fabrinet Co., Ltd., our subsidiary in Thailand, since July 2007. From July 2003 to January 2005, Dr. Gill served as vice president of engineering and then senior vice president of engineering for Maxtor Corporation, a disk drive manufacturer. From January 1999 to July 2003, Dr. Gill served as the vice president of engineering for Read Rite Corporation, a supplier of magnetic recording heads for data storage devices. From June 1996 to October 1998, Dr. Gill served as the managing director of JTS Corp., a disk drive manufacturer. Dr. Gill also has held senior management positions with Seagate Technology and Stanton Automation. Dr. Gill earned a bachelor of science degree in mechanical engineering from Brunel University and a doctor of philosophy degree in engineering from the University of Bradford.
Csaba Sverha has served as our executive vice president, chief financial officer since February 2020. Previously, he was our vice president of operations finance from March 2018 to February 2020. From 2005 to March 2018, Mr. Sverha held various finance roles of increasing responsibility at Sanmina Corporation, an electronics manufacturing services company. During his thirteen-year tenure at Sanmina, he assumed site level as well as regional and global finance roles, most recently serving as vice president finance & controller, Mechanical Systems Division, from December 2017 to March 2018. Prior to that, Mr. Sverha served as controller with Benetton Hungary (United Colors of Benetton). Prior to joining Benetton, Mr. Sverha held junior finance analyst and controller positions with Flex in Hungary. Mr. Sverha holds a Master’s Degree in Agricultural Economics and Management from the Szent Istvan University, Godollo Hungary (SZIU).
Edward T. Archer has served as our executive vice president, sales & marketing since January 2019. Prior to joining Fabrinet, Mr. Archer was the senior vice president of sales for the Integrated Manufacturing Services Division of Sanmina Corporation from October 2014 to December 2018. He is a thirty-year veteran of the electronics industry, with broad sales and marketing experience in technical services, products and electronic manufacturing services. He began his career in sales leadership roles at Future Electronics, Wyle Electronics and Arrow Electronics, followed by nine years at Altera Corporation (now Intel) as its regional sales director for both FPGA and ASIC products. Mr. Archer earned a bachelor of science degree in industrial technology (technical marketing) from California Polytechnic State University.

34	2024 PROXY STATEMENT

EXECUTIVE COMPENSATION
Compensation Discussion and Analysis
This section contains a discussion of the material elements of compensation awarded to, earned by or paid to our principal executive officer, principal financial officer, and the other individuals included in the “Summary Compensation Table” beginning on page 47. We refer to these individuals as our “NEOs” or “Named Officers” in this proxy statement.
For fiscal 2024, our Named Officers were:

Name	Position
Seamus Grady	Chief Executive Officer (“CEO”)
Dr. Harpal Gill	President and Chief Operating Officer(“COO”)
Csaba Sverha	Executive Vice President, Chief Financial Officer (“CFO”)
Edward T. Archer	Executive Vice President, Sales & Marketing

Shareholder Engagement Following Recent Say-on-Pay Votes
We are committed to maintaining an active dialogue with our shareholders to understand their priorities and concerns, as we believe that ongoing engagement builds mutual trust and understanding. We have conducted shareholder outreach annually since 2016 and have provided shareholders with an annual say-on-pay advisory vote on the compensation of our Named Officers since 2012. Most recently, in November 2023, we invited our then 25 largest shareholders, representing approximately 75% of our shares outstanding as of October 31, 2023, to provide feedback on our executive compensation and corporate governance practices by participating in conference calls with the Chairs of our Compensation, Audit, and Nominating & Corporate Governance Committees. Following this outreach and prior to our 2023 annual general meeting of shareholders, the Chairs of our Compensation, Audit, and Nominating & Corporate Governance Committees had discussions with those shareholders that responded to the outreach, which investors represented approximately 30% of our shares outstanding as of October 31, 2023, including eight of our 25 then largest shareholders.
We will continue our practice of shareholder outreach on our executive compensation and governance practices by again soliciting the views of institutional shareholders representing in the aggregate more than 75% of our shares outstanding as of October 31, 2024, including our 25 largest shareholders on that date. We will contact these shareholders after the filing of this proxy statement to invite them to a call before the date of the Annual Meeting.
We are very pleased that our shareholders have expressed their continued support of our compensation practices every year since 2016, with approximately 96%, 83%, 99% and 82% of the votes cast at our 2023, 2022, 2021 and 2020 annual general meetings of shareholders, respectively, being voted in favor of our executive compensation as disclosed in our proxy statements for those years.

2024 PROXY STATEMENT	35

EXECUTIVE COMPENSATION
Fiscal 2024 Compensation Decisions
In light of the results of our recent say-on-pay votes and the feedback received from shareholders, the Compensation Committee maintained a similar overall design and continued to enhance the link between executive pay and longer-term company performance when it approved in August 2023 our executive compensation program for fiscal 2024, as summarized below.

Compensation Element	Decision	Weighting of Performance Measures
Base salary	CEO’s annual base salary increased by 8.7%, as compared to fiscal 2023 Other NEO annual base salaries increased by between 1.9% and 2.6%, as compared to fiscal 2023	N/A
Short-term cash incentive (Fiscal 2024 Bonus Plan)

Target cash bonus opportunities (determined as a percentage of annual base salary) increased in line with increases to NEO annual base salaries

Maximum cash bonus opportunity for exceeding the target performance criteria remained at 120% of each NEO’s target bonus opportunity

Bonuses were payable after the end of fiscal 2024 as follows:

  •
50% based on achievement of a fiscal 2024 revenue metric

  •
50% based on achievement of a fiscal 2024 non-GAAP operating margin metric

Minimum performance threshold for each metric was 90% of the target for such metric

Maximum bonus opportunity was 120% of target bonus opportunity

Achievement of a metric at a level between 90% and 100% of the applicable target metric would result in a payout scaled linearly from 20% to 100% of the target bonus opportunity

Achievement of a metric at a level between 100% and 105% of the applicable target metric would result in a payout scaled linearly from 100% to 120% of the target bonus opportunity

No individual performance component

Long-term equity incentive (PSUs and RSUs)

PSUs have challenging two-year cumulative performance and “stretch” performance goals

RSUs vest annually over three years

Equity grants for all NEOs weighted heavily toward performance:
67% PSUs and 33% RSUs

The number of PSUs earned and eligible to vest will be determined after a two-year performance period as follows:

  •
50% based on achievement of cumulative fiscal 2024 and fiscal 2025 revenue goals

  •
50% based on achievement of cumulative fiscal 2024 and fiscal 2025 non-GAAP operating margin goals

Any earned PSUs will vest in full on the date the Compensation Committee certifies achievement of the performance criteria

36	2024 PROXY STATEMENT

EXECUTIVE COMPENSATION
Positive Compensation Practices
We monitor trends and developments in compensation practices to enhance the effectiveness of our compensation philosophy and have adopted the following:
•	our executive officers’ cash and equity incentive compensation is subject to a claw back;
•	we have a practice of granting long-term equity to our executive officers that is based, in part, on Fabrinet achieving financial performance goals over a two-year performance period;
•	we maintain share ownership guidelines for our executive officers and directors;
•	our employees (including our executive officers) and directors are prohibited from margining, short-selling or pledging our securities, or trading in derivative securities;
•	we hold an annual shareholder advisory vote on executive compensation; and
•	our 2020 Equity Incentive Plan (the “2020 Plan”) contains the following features:
°	we are prohibited from instituting any program to reprice or exchange equity awards for awards with a lower exercise price without shareholder approval;
°	we are prohibited from “recycling” shares, which means that any shares subject to a grant are counted against the share limit in the plan and may not subsequently be re-granted, even if the shares are forfeited, expired or exchanged;
°	all awards under the plan are subject to the participant’s continued employment or other service with us and vest over a four-year period, unless otherwise set forth in the award agreement;
°	we are prohibited from paying dividends with respect to an award prior to the vesting of such award;
°
we are prohibited from granting awards that may vest or become exercisable earlier than one year after such award is granted, except that awards up to a maximum of five percent (5%) of the total shares reserved and available for grant and issuance under the plan may be granted without regard to such minimum one-year vesting requirements; and

°
we are prohibited from accelerating the vesting of an award before the one-year anniversary of the award’s grant date, except in connection with death, disability, termination of employment, reaching retirement age or an event that triggers the plan’s provisions relating to assumption and termination of awards.

Executive Compensation Program Objectives and Overview
Our executive compensation programs are intended to achieve three fundamental objectives: (1) attract, retain and motivate qualified executives; (2) hold executives accountable for short-term and long-term performance; and (3) align executives’ interests with the interests of our shareholders. In structuring and designing our executive compensation programs, we are guided by the following basic philosophies:
•	Competition. We should provide competitive compensation opportunities with respect to our industry so we can attract, retain and motivate qualified executives.
•
Alignment with Shareholder Interests. A substantial portion of compensation should be contingent on our performance for our shareholders, to align the interests of executives with the interests of our shareholders and to hold the executives accountable for our performance.

The material elements of our executive compensation programs for our Named Officers include a base salary, short-term cash incentive awards and long-term equity incentive awards. In addition, our Named Officers may participate in our 401(k) plan and employee benefit programs on substantially the same terms as our other employees. Our Named Officers also are entitled to certain perquisites and personal benefits and, in some cases, are entitled to severance benefits upon certain terminations of their employment with us. We believe each element of our executive compensation program helps us to achieve one or more of our compensation objectives. Taken together, the compensation elements are intended to provide a total compensation package for each Named Officer that is competitive.

2024 PROXY STATEMENT	37

EXECUTIVE COMPENSATION
The table below lists each material element of our executive compensation program and the compensation objective or objectives it is designed to achieve.

Compensation Element	Compensation Objectives Designed to be Achieved
Base salary	Attract, retain and motivate qualified executives.
Short-term cash incentives	Align executives’ interests with those of shareholders; Hold executives accountable for our performance; and Attract, retain and motivate qualified executives.
Long-term equity incentives	Align executives’ interests with those of shareholders; Hold executives accountable for our performance; and Attract, retain and motivate qualified executives.
Perquisites and personal benefits	Attract, retain and motivate qualified executives.
Severance and other benefits upon termination of employment	Attract, retain and motivate qualified executives.

Role and Authority of the Compensation Committee
The Compensation Committee currently consists of Dr. Levinson (chair), Dr. Bahrami and Mr. Kelly, each of whom is “independent” within the meaning of NYSE rules. In addition, the Board has determined that Dr. Levinson, Dr. Bahrami and Mr. Kelly meet the requirements of the non-employee director definition of Rule 16b-3 promulgated under the Exchange Act and the outside director definition of Section 162(m) of the Internal Revenue Code. Dr. Levinson has served as chair of the Compensation Committee since November 2011, Dr. Bahrami has served as a member of the Compensation Committee since May 2019, and Mr. Kelly has served as a member of the Compensation Committee since December 2015. No Compensation Committee member is a former or current officer or employee of Fabrinet or any of its subsidiaries. The Compensation Committee meets at least quarterly, and members of the Compensation Committee serve at the discretion of the Board.
The Compensation Committee is responsible for overseeing our compensation policies and goals and administering our equity compensation plans and executive incentive plan, including approving target and actual bonuses under our executive incentive plan. Additionally, the Compensation Committee is responsible for reviewing and approving the compensation of our chief executive officer and other Named Officers. The Compensation Committee’s role is detailed in its charter, which is available in the “Investors—Governance” section of our website at www.fabrinet.com.
Pursuant to its charter, the Compensation Committee may delegate its authority to grant awards under Fabrinet’s incentive compensation or other equity-based plans, except with respect to awards to executive officers and directors. The Compensation Committee has not delegated any of its authority with respect to equity award grants under the 2020 Plan or with respect to any component of the compensation of our Named Officers.

38	2024 PROXY STATEMENT

EXECUTIVE COMPENSATION
Role of the Independent Compensation Consultant
The Compensation Committee has the authority, in its sole discretion, to engage the services of outside consultants to assist it in making decisions regarding the establishment of our compensation programs and philosophy. The Compensation Committee also may obtain advice and assistance from internal or external legal, accounting or other advisors. For fiscal 2024, the Compensation Committee retained Compensia, Inc. (“Compensia”), a national compensation consulting firm, to provide independent compensation consulting services. If requested by the Compensation Committee, a representative of Compensia attends meetings of the Compensation Committee. During fiscal 2024, a representative of Compensia attended one meeting of the Compensation Committee.
Although Fabrinet pays Compensia’s fees, Compensia reports directly to the Compensation Committee, and the Compensation Committee retains the authority to hire or fire Compensia and any other consultant or advisor.
Compensia does not provide any services to us other than the services provided to the Compensation Committee. The Compensation Committee has assessed the independence of Compensia taking into account, among other things, the factors set forth in Exchange Act Rule 10C-1 and corresponding listing standards of the NYSE, and has concluded that no conflict of interest exists with respect to the work that Compensia performs for the Compensation Committee.
During fiscal 2024, Compensia provided the Compensation Committee with a blend of peer group proxy data and other market data, as discussed below, to assist the Compensation Committee in evaluating the competitiveness of our executive compensation and non-employee director compensation programs. Compensia also advised the Compensation Committee on general compensation trends in the industry among similarly situated companies.
Role of Executive Officers in Compensation Decisions
In carrying out its responsibilities, the Compensation Committee works with members of our management team, including our CEO and CFO. Typically, our management team assists the Compensation Committee in the execution of its responsibilities by providing information on corporate and individual performance and management’s perspective and recommendations on compensation matters.
Our CEO made recommendations to the Compensation Committee regarding fiscal 2024 executive compensation matters. At the request of the Compensation Committee, our CEO and CFO occasionally participate in meetings of the Compensation Committee, except with respect to decisions involving their own compensation. While the Compensation Committee solicits the recommendations and proposals of our CEO and CFO with respect to executive compensation matters, these recommendations and proposals are only one factor in the Compensation Committee’s decision-making process.
Fiscal 2024 Peer Group and Other Market Data
To assist the Compensation Committee in evaluating whether our executive compensation practices for fiscal 2024 were competitive and consistent with the Compensation Committee’s executive compensation program objectives, Compensia provided the Committee with compensation data (the “Market Data”) consisting of publicly available proxy statement data from our fiscal 2024 peer group.
The Compensation Committee used the Market Data to compare our Named Officers’ base salary, target cash incentive opportunity, target total cash compensation, equity compensation and total direct compensation against the 25th, 50th and 75th percentiles of the same categories of compensation for executives holding positions comparable (where possible) to the positions of our Named Officers. However, the Compensation Committee does not benchmark or apply specific formulas to determine adjustments to our Named Officers’ base salary, target cash incentive opportunity, target total cash compensation, equity compensation or total direct compensation.
The specific criteria for selection into our peer group are set annually by the Compensation Committee. When our peer group is reviewed each year, companies may be removed for failure to meet the selection criteria, or new companies may be added as necessary to ensure a significant sample size of companies. In selecting a peer group, the Compensation Committee considers companies that, in its view, compete with us for talent and have financial or other organizational metrics generally similar to ours. Accordingly, our peer group includes a blend of businesses classified as providing electronic equipment, instruments or components, communications equipment, or electronic manufacturing services.

2024 PROXY STATEMENT	39

EXECUTIVE COMPENSATION
The selection criteria for our fiscal 2024 peer group included 12-month trailing revenue and market capitalization. Our 12-month trailing revenue and market capitalization were in the 42nd and 65th percentiles, respectively, of our fiscal 2024 peer group at the time the Compensation Committee selected the group. Compensia gathered data on the compensation practices of the companies in our fiscal 2024 peer group through publicly available information, where available.
Our fiscal 2024 peer group, as approved by the Compensation Committee and set forth in the table below, was the same as our fiscal 2023 peer group, except for the removal of three companies (Knowles Corporation, Methode Electronics, Inc., and Viavi Solutions, Inc.) and the addition of one company (Novanta Inc.).

Fiscal 2024 Peer Group
Advanced Energy Industries, Inc.	Coherent Corporation	Lumentum Holdings Inc.	Plexus Corporation
Belden Inc.	Infinera Corporation	MKS Instruments, Inc.	Sanmina Corporation
Benchmark Electronics, Inc.	IPG Photonics Corporation	National Instruments Corporation	TTM Technologies, Inc.
Celestica Inc.	Itron, Inc.	Novanta Inc.	Viasat, Inc.
Ciena Corporation	Littelfuse, Inc.	OSI Systems, Inc.	Vishay Intertechnology, Inc.

Executive Compensation Program Elements
Base Salaries
We provide a base salary to our executive officers and other employees to compensate them for services rendered on a day-to-day basis. Following the end of each fiscal year, the Compensation Committee typically reviews and determines whether to adjust executive base salaries on the basis of each executive officer’s level of responsibility, qualifications, experience, past performance and expected future contributions. The Compensation Committee also considers whether executive base salaries are competitive as compared to salary practices gathered from the Market Data.
In fiscal 2024, the Compensation Committee reviewed the salary component of the Market Data and considered each executive officer’s past performance and expected future contributions, changes in each executive officer’s responsibilities and organizational changes. As a result of its review, the Compensation Committee approved fiscal 2024 annual base salaries for Named Officers as set forth in the table below.
The Compensation Committee determined it was appropriate to increase Mr. Grady’s fiscal 2024 annual base salary by approximately 8.7% in recognition of his performance during fiscal 2023 and as a retention tool.

Name	Fiscal 2023 Annual Base Salary	Fiscal 2024 Annual Base Salary	% Change
Seamus Grady	$1,150,000	$1,250,000	8.7%
Dr. Harpal Gill	$1,040,300	$1,060,000	1.9%
Csaba Sverha	$575,000	$590,000	2.6%
Edward T. Archer	$500,000	$510,000	2.0%

40	2024 PROXY STATEMENT

EXECUTIVE COMPENSATION
Short-Term Cash Incentive Awards
Our annual cash incentive plan provides our Named Officers with the ability to receive cash incentive awards based on company financial performance, with performance targets and payouts under the plan determined each fiscal year as follows:
•
payouts are based 50% on achievement of a fiscal year revenue metric and 50% on achievement of a fiscal year non-GAAP operating margin metric, with achievement of each financial metric considered independently from the other;

•	performance targets are equal to our annual operating plan targets, which the Compensation Committee believes should be realistic and achievable;
•	the minimum performance threshold for each metric is 90% of the target for such metric;
•	the maximum bonus opportunity is 120% of the target bonus opportunity;
•
achievement of a financial metric at a level between 90% and 100% of the applicable target financial metric results in a payout scaled linearly from 20% to 100% of the target bonus opportunity for that metric; and

•
achievement of a financial metric at a level between 100% and 105% of the applicable target financial metric would result in a payout scaled linearly from 100% to 120% of the target bonus opportunity for that metric.

By basing a substantial portion of our Named Officers’ total cash compensation on achievement of financial goals designed to drive shareholder value, our annual cash incentive plan is intended to align our Named Officers’ interests with the interests of our shareholders.
In August 2023, the Compensation Committee approved our cash incentive plan for fiscal 2024 (the “Fiscal 2024 Bonus Plan”) and determined the target bonus opportunity for each Named Officer under the plan after considering the Market Data provided by Compensia, evaluated against other criteria, including the Named Officer’s functional responsibilities and ongoing duties.
The revenue and non-GAAP operating margin targets under the Fiscal 2024 Bonus Plan were the same as the corresponding targets under our fiscal 2024 annual operating plan. The Compensation Committee chose revenue and non-GAAP operating margin performance goals because it believes that these goals constitute important, key performance metrics that significantly can impact our business success. Achievement of a target bonus payout under the Fiscal 2024 Bonus Plan would have required high levels of corporate performance that the Compensation Committee believed were realistic and achievable. In structuring the Fiscal 2024 Bonus Plan, the Compensation Committee also provided for a maximum bonus opportunity equal to 120% of a Named Officer’s target bonus opportunity because the committee determined that it was appropriate to incentivize and reward financial performance that exceeded our annual operating plan targets.
The achievement targets and actual year-end attainment under the Fiscal 2024 Bonus Plan were as follows ($ in millions):

Performance Metric	Weight	Minimum Threshold(1)	Target(2)	Maximum(3)	Actual Performance	Actual Performance (% of Target)
Revenue	50%	$2,475.0	$2,750.0	$2,887.5	$2,883.0	104.8%
Non-GAAP Operating Margin(4)	50%	9.0%	10.0%	10.5%	10.61%	106.1%
(1)	Below this amount, no bonuses would have been earned with respect to the applicable performance metric.
(2)	Achievement of this goal would have resulted in a payout at 100% of a participant’s target bonus opportunity for the applicable performance metric.
(3)
Represents 105% of the applicable target performance goal. Achievement of this goal would have resulted in a maximum payout at 120% of a participant’s target bonus opportunity for the applicable performance metric.

(4)	Non-GAAP operating margin excluded share-based compensation expenses, restructuring and other related costs, and amortization of intangibles, as shown on Appendix A.

2024 PROXY STATEMENT	41

EXECUTIVE COMPENSATION
In August 2024, consistent with our executive compensation philosophy and commitment to pay for performance, the Compensation Committee determined that maximum bonuses would be awarded to our Named Officers under the Fiscal 2024 Bonus Plan.
The following table describes the target, maximum and actual bonus amounts for each of our Named Officers under the Fiscal 2024 Bonus Plan.

Name	FY24 Target Bonus Opportunity	FY24 Target Bonus Opportunity (% of Salary)	FY24 Maximum Bonus Opportunity	FY24 Maximum Bonus Opportunity (% of Salary)	FY24 Actual Bonus	FY24 Actual Bonus (% of Target Bonus Opportunity)
Seamus Grady	$1,625,000	130%	$1,950,000	156%	$1,944,313	119%
Dr. Harpal Gill	$1,378,000	130%	$1,653,600	156%	$1,648,777	119%
Csaba Sverha	$501,500	85%	$601,800	102%	$600,045	119%
Edward T. Archer	$408,000	80%	$489,600	96%	$488,172	119%
Long-Term Equity Incentive Awards
Our equity incentive plans are a critical component of the compensation program that we believe incentivizes our executive officers and key employees to focus on building shareholder value through meeting long-term financial and strategic goals. We currently grant RSUs and PSUs to our executive officers under the 2020 Plan. We also adopted our 2017 Inducement Equity Incentive Plan in November 2017 solely for the granting of inducement share options and other equity awards to new employees. RSUs function as a retention incentive for our executives as they generally vest annually over a three or four-year period after the date of grant, subject to the executive’s continued service with us.
In furtherance of our commitment to the executive compensation program’s philosophy to pay for performance and to help align more closely the interests of our executive officers with those of our shareholders and consistent with the practice it adopted in August 2016, the Compensation Committee granted PSUs to our Named Officers in August 2023 that will be earned, if at all, following a cumulative 2-year performance period covering fiscal 2024 and fiscal 2025. Any earned PSUs will vest in full on the date the Compensation Committee certifies achievement of the performance criteria described below. The Compensation Committee also granted time-based RSUs to our Named Officers in fiscal 2024.
For fiscal 2024, equity award grants to our Named Officers were weighted heavily toward performance, as shown in the table below.

Name	% of FY24 Performance-Based Equity Awards (PSUs)	% of FY24 Time-Based Equity Awards (RSUs)
Mr. Grady	67%	33%
Dr. Gill	67%	33%
Mr. Sverha	67%	33%
Mr. Archer	67%	33%
The Compensation Committee believes that this mix of performance-based awards and service-based awards was appropriate to emphasize and more closely align pay with the achievement of important, key performance metrics that significantly can impact our business success.

42	2024 PROXY STATEMENT

EXECUTIVE COMPENSATION
The Compensation Committee bases long-term equity incentive award grants to executives on a number of factors, including the Market Data provided by Compensia, the executive’s vested and unvested equity holdings, the executive’s position and total compensation package, and the executive’s contribution to the success of our financial performance. In August 2023, the Compensation Committee granted the following dollar value (assuming achievement of the highest level of performance conditions where applicable) of RSUs, PSUs and “stretch” PSUs (“Stretch PSUs”) to our Named Officers:

Name	Grant Date Value of RSUs	Maximum Grant Date Value of PSUs	Maximum Grant Date Value of “Stretch” PSUs
Seamus Grady	$2,599,927	$2,599,927	$2,599,927
Dr. Harpal Gill	$1,624,855	$1,624,855	$1,624,855
Csaba Sverha	$899,907	$899,907	$899,907
Edward T. Archer	$749,896	$749,896	$749,896
The RSUs granted to our Named Officers in fiscal 2024 will vest in equal annual installments over a period of three years on each anniversary of the grant date, subject to the individual’s continued service with us through each such vesting date.
The PSUs and Stretch PSUs will vest, if at all, following a 2-year performance period, on the date the Compensation Committee certifies achievement of the applicable performance criteria set forth below, subject to the individual’s continued service with us through such vesting date.
Vesting of the PSUs will be based 50% on achievement of a cumulative fiscal 2024 and fiscal 2025 revenue goal (the “PSU Revenue Target”) and 50% on achievement of a cumulative fiscal 2024 and fiscal 2025 non-GAAP operating margin goal (the “PSU Operating Margin Target”). The Compensation Committee chose these performance goals because it believes that these constitute important, key performance metrics that significantly can impact our business success. As achievement of each financial goal is considered independently from the other, we must meet a threshold for each goal in order for an individual to receive any credit for that goal. If we achieve 100% or more of a target financial goal, the PSUs will vest as to 100% of the PSUs allocated to that financial goal. If we achieve a threshold performance level of 90% of a target financial goal, the PSUs will vest as to 20% of the PSUs allocated to that financial goal. Achievement of the PSU Revenue Target or the PSU Operating Margin Target at a level between
90% and 100% will result in a number of shares vesting for the applicable goal that is scaled from 20% to 100% of the PSUs allocated to that goal in a linear fashion.
Vesting of the Stretch PSUs will be based 50% on achievement of a cumulative fiscal 2024 and fiscal 2025 revenue goal that is 5% higher than the PSU Revenue Target (the “Stretch PSU Revenue Target”) and 50% on achievement of a cumulative fiscal 2024 and fiscal 2025 non-GAAP operating margin goal that is 5 basis points higher than the PSU Operating Margin Target (the “Stretch PSU Operating Margin Target”). As achievement of each financial goal is considered independently from the other, we must meet a threshold for each goal in order for an individual to receive any credit for that goal. If we achieve 100% or more of a target financial goal, the Stretch PSUs will vest as to 100% of the Stretch PSUs allocated to that financial goal. Achievement of the Stretch PSU Revenue Target at a level between its threshold PSU Revenue Target and 100% will result in a number of shares vesting for that goal that is scaled from 0% to 100% of the Stretch PSUs allocated to that goal in a linear fashion. Achievement of the Stretch PSU Operating Margin Target at a level between its threshold PSU Operating Margin Target and 100% will result in a number of shares vesting for that goal that is scaled from 0% to 100% of the Stretch PSUs allocated to that goal in a linear fashion. We must exceed the PSU Revenue Target or the PSU Operating Margin Target in order for any of the Stretch PSUs to vest. There is no overlap between the performance measures for PSUs and Stretch PSUs.

2024 PROXY STATEMENT	43

EXECUTIVE COMPENSATION
Perquisites and Personal Benefits
We provide our Named Officers with certain perquisites and personal benefits because we believe that such benefits are a tax-advantaged way to provide our Named Officers with additional annual compensation that supplements their annual base salaries. We do not establish the value of each Named Officer’s perquisites and personal benefits in a vacuum or as some form of compensation “add on.” Instead, we view the value of the perquisites as another component of annual compensation that is merely paid in a different form. When determining each Named Officer’s base salary, we take the value of each Named Officer’s perquisites and personal benefits into consideration.
We provide certain benefits and allowances to our international assignees, including our Named Officers, which include housing and transportation allowances, living and travel expense reimbursements and tax preparation services. Consistent with the policy we have adopted with respect to all U.S. citizens who are working on our behalf in Asia on an expatriate basis, we pay such employees a tax equalization payment that is intended to put the employee in the same position, from a tax-liability perspective, that he or she would be in if they were still located in the United States. Of our Named Officers, only Dr. Gill received a tax equalization payment in fiscal 2024 because he qualified for such benefit under the policy.
In addition, in October 2014, the Compensation Committee approved the payment of additional cash compensation to Dr. Gill in the amount of 20% of his then-current annual base salary, determined and payable bi-monthly, with a tax gross-up (the “Foreign Service Premium Pay”), to incentivize him to continue working for us in Thailand and to ameliorate the resulting hardship to his family who is located in the United States. The
Foreign Service Premium Pay is payable for as long as Dr. Gill is required to, and does, temporarily reside and work in Thailand. During fiscal 2024, Dr. Gill also received a family travel allowance of $25,000.
During fiscal 2024, Mr. Grady, Dr. Gill and Mr. Archer each received an annual automobile allowance of $12,000.
In October 2016, we adopted a perquisite policy that excludes non-business travel-related expenses and charitable contributions. The perquisites and personal benefits paid to each Named Officer are reported in the “All Other Compensation” column of the “Summary Compensation Table” below and are further described in the footnotes to such table.
Severance and Other Benefits Upon Termination of Employment
We and certain of our subsidiaries have entered into employment agreements or offer letters with our Named Officers that provide for them to receive severance benefits following certain terminations of their employment with us or our subsidiaries, as applicable. These arrangements are consistent with our overall compensation objectives because we believe such arrangements are critical to achieve our business objective of management retention. We evaluate the level of severance benefits to provide a Named Officer on a case-by-case basis. To ensure that the severance and change of control arrangements continue to remain consistent with our compensation philosophy and current market practices, the Compensation Committee may periodically review these arrangements. Please see “Potential Payments Upon Termination or Change in Control” below, for a description of the severance benefits our Named Officers may be entitled to receive upon termination of their employment.

44	2024 PROXY STATEMENT

EXECUTIVE COMPENSATION
Results of PSU Awards Granted in Prior Fiscal Years
In August 2022, the Compensation Committee granted PSUs (the “FY23-24 PSUs”) and Stretch PSUs (the “FY23-24 Stretch PSUs”) to each of our Named Officers. These awards were eligible to be earned based on achievement of performance criteria over a two-year period that began on June 25, 2022 and ended on June 28, 2024 (the “FY23-24 Cycle”).
For the FY23-24 Cycle, we achieved cumulative revenue of $5,528.2 million and cumulative non-GAAP operating margin of 10.72%. Our cumulative revenue exceeded (i) the highest revenue goal of $5,022.5 million established by the Compensation Committee under the FY23-24 PSUs and (ii) the highest revenue goal of $5,273.6 million under the FY23-24 Stretch PSUs. Our cumulative non-GAAP operating margin exceeded (i) the highest non-GAAP operating margin goal of 10.0% established by the Compensation Committee under the FY23-24 PSUs and (ii) the highest non-GAAP operating margin goal of 10.5% under the FY23-24 Stretch PSUs. Accordingly, on August 13, 2024, the Compensation Committee certified that 100% of the FY23-24 PSUs and 100% of the FY23-24 Stretch PSUs were earned because we achieved all of the rigorous performance measures for the FY23-24 Cycle.
The tables below provide information regarding the FY23-24 PSUs and FY23-24 Stretch PSUs, including the performance requirements and number of our ordinary shares earned.

FY23-24 PSUs
Name	Date of Grant	Target (and Maximum) Number of Shares That Could Have Vested for FY23-24 Cycle	Actual Number of Shares Vested for FY23-24 Cycle	Performance Measures for FY23-24 Cycle	Actual Performance for FY23-24 Cycle
Mr. Grady	8/18/2022	21,303	21,303	10% to 50% vesting based on achievement of revenue between $4,520.3 million and 5,022.5 million 10% to 50% vesting based on achievement of non-GAAP operating margin between 9.0% and 10.0%	Revenue of $5,528.2 million Non-GAAP operating margin of 10.72%
Dr. Gill	8/18/2022	13,634	13,634
Mr. Sverha	8/18/2022	7,243	7,243
Mr. Archer	8/18/2022	6,391	6,391

FY23-24 Stretch PSUs
Name	Date of Grant	Target (and Maximum) Number of Shares That Could Have Vested for FY23-24 Cycle	Actual Number of Shares Vested for FY23-24 Cycle	Performance Measures for FY23-24 Cycle	Actual Performance for FY23-24 Cycle
Mr. Grady	8/18/2022	21,303	21,303	Up to 50% vesting based on achievement of revenue between $5,022.5 million and $5,273.6 million Up to 50% vesting based on achievement of non-GAAP operating margin between 10.0% and 10.5%	Revenue of $5,528.2 million Non-GAAP operating margin of 10.72%
Dr. Gill	8/18/2022	13,634	13,634
Mr. Sverha	8/18/2022	7,243	7,243
Mr. Archer	8/18/2022	6,391	6,391
Prohibited Transactions in Our Securities
Our Named Officers, along with all of our employees, must adhere to strict standards with regards to trading in our securities. These standards are set forth in our insider trading policy, which prohibits, among other things, short sales, hedging of stock ownership positions, and transactions involving derivative securities relating to our ordinary shares.

2024 PROXY STATEMENT	45

EXECUTIVE COMPENSATION
Compensation Recovery Policy
As required by Exchange Act Rule 10D-1 and the corresponding NYSE listing standards, we maintain a clawback policy that provides for the mandatory recovery of certain erroneously awarded incentive compensation from our executive officers in the event of an accounting restatement to correct the Company’s material noncompliance with any financial reporting requirement under securities laws.
Tax Considerations
Prior to 2018, Section 162(m) of the Internal Revenue Code generally placed a limit of $1 million per year on the U.S. corporate income tax deduction a publicly-held corporation may take for compensation paid to each of its “covered employees” (generally, the chief executive officer and each of the next three most highly compensated executive officers, other than the chief financial officer, as of the end of any fiscal year), unless the compensation over $1 million qualified as “performance-based” within the meaning of Section 162(m).
In 2017, the ability to rely on the “performance-based” compensation exception under Section 162(m) was eliminated and the $1 million limitation on deductibility generally was expanded to include any individuals serving as the chief executive officer or chief financial officer during the tax year, the next three most highly compensated executive officers during the tax year, and any other individual who was considered a covered employee for any prior tax year beginning after 2016. Thus, we generally will not be able to take a deduction for any compensation paid to our Named Officers in excess of $1 million, unless the compensation qualifies for transition relief applicable to certain arrangements that were in place on November 2, 2017. We cannot guarantee that any compensation payable to our Named Officers will qualify for the transition relief or that the compensation ultimately will be deductible.
The Compensation Committee has not adopted a formal policy regarding tax deductibility of compensation paid to our chief executive officer and other executive officers. In order to maintain an executive compensation program that continues to strive to achieve the incentive, retention, pay for performance, and other objectives of the program, the Compensation Committee also may provide compensation to our Named Officers that may not be deductible to the extent that the aggregate amount for the year for the Named Officer exceeds $1 million. However, the Compensation Committee intends to maintain an approach to executive compensation that strongly links pay to performance.
Compensation and Risk Assessment
The Compensation Committee has assessed the risks associated with our compensation policies and practices for all employees and, based on its assessment, does not believe that such compensation policies and practices create risks that are reasonably likely to have a material adverse effect on us.
Compensation Committee Report
The Compensation Committee oversees Fabrinet’s compensation policies, plans and benefit programs. The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management. Based on such review and discussions, the Compensation Committee has recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement.
Respectfully submitted by the members of the Compensation Committee of the Board of Directors.
Dr. Frank H. Levinson (Chair)
Dr. Homa Bahrami
Thomas F. Kelly

46	2024 PROXY STATEMENT

EXECUTIVE COMPENSATION
Summary Compensation Table
The following table presents information regarding the total compensation of our Named Officers, who consist of (i) our principal executive officer, (ii) our principal financial officer, and (iii) our other most highly compensated executive officers, other than our principal executive officer and principal financial officer, who were serving as executive officers at the end of fiscal 2024.

Name and Principal Position	Fiscal Year	Salary ($)	Stock Awards ($)(1)(2)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(4)	Total ($)
Seamus Grady Chief Executive Officer	2024	1,250,000	7,799,780	1,944,313	88,098	11,082,191
	2023	1,150,000	7,499,721	1,794,000	83,887	10,527,608
	2022	1,025,000	7,199,814	1,638,000	74,141	9,936,955
Dr. Harpal Gill President and Chief Operating Officer	2024	1,060,000	4,874,564	1,648,777	1,342,592	8,925,933
	2023	1,040,300	4,874,837	1,622,868	704,116	8,242,121
	2022	1,010,000	4,499,958	1,590,000	516,112	7,616,070
Csaba Sverha(5) Executive Vice President, Chief Financial Officer	2024	590,000	2,699,722	600,045	229,114	4,118,881
	2023	575,000	2,549,898	586,500	343,539	4,054,937
	2022	500,000	2,399,736	510,000	291,197	3,700,933
Edward T. Archer Executive Vice President, Sales & Marketing	2024	510,000	2,249,689	488,172	87,498	3,335,359
	2023	500,000	2,249,952	480,000	83,587	3,313,539
	2022	460,000	2,099,919	444,000	73,541	3,077,460

(1)
The amounts in this column include the aggregate grant date fair value (computed in accordance with FASB ASC Topic 718) of time-based RSU awards granted during the designated fiscal year. The assumptions used in the valuation of these awards are set forth in the notes to our consolidated financial statements, which are included in our Annual Report on Form 10-K for our fiscal year ended June 28, 2024, filed with the SEC on August 20, 2024. These amounts do not necessarily correspond to the actual value that may be recognized by the Named Officer.

(2)
The amounts in this column also include the value at the grant date of performance-based RSUs (PSUs) granted during the designated fiscal year based upon the probable outcome of the performance conditions for such awards, consistent with the estimate of aggregate compensation cost to be recognized over the service period determined as of the grant date under FASB ASC Topic 718, excluding the effect of estimated forfeitures.

On August 15, 2023, the Compensation Committee approved the grant, effective as of August 24, 2023, of PSUs and “Stretch” PSUs to each of our Named Officers that will vest, if at all, following a 2-year cumulative performance period covering fiscal 2024 and fiscal 2025. As of the date of grant, consistent with the estimate determined as of the grant date under FASB ASC Topic 718, the probable outcome of the performance conditions for these grants was 100% achievement. Accordingly, the fair value reported for the PSUs and “Stretch” PSUs granted in fiscal 2024 assumes that the highest level of performance conditions will be achieved and the grants will vest at their maximum level of 100%, as shown in the following table:

Name	Maximum Value of PSUs and “Stretch” PSUs Granted in Fiscal 2024 (Fiscal 2024-2025 Performance Period)
Seamus Grady	$5,199,853
Dr. Harpal Gill	$3,249,710
Csaba Sverha	$1,799,815
Edward T. Archer	$1,499,793

(3)
The amounts in this column reflect cash bonuses earned under our cash-based incentive plan for the applicable fiscal year. Amounts earned under our Fiscal 2024 Bonus Plan are reported as compensation for fiscal 2024 but were paid in fiscal 2025. Amounts earned under our fiscal 2023 cash-based incentive plan are reported as compensation for fiscal 2023 but were paid in fiscal 2024. Amounts earned under our fiscal 2022 cash-based incentive plan are reported as compensation for fiscal 2022 but were paid in fiscal 2023. For more information, see the “Grants of Plan-Based Awards in Fiscal 2024” table below.

(4)	For more information, see the “All Other Compensation for Fiscal 2024” table below.
(5)
Beginning December 31, 2022, Mr. Sverha’s salary, non-equity incentive plan compensation, and certain amounts reported in the “All Other Compensation” column were paid in his home country currency of Thai baht. For payments during fiscal 2024 to Mr. Sverha in Thai baht, translation of compensation into U.S. dollars was calculated using the Fabrinet Corporate Group USD to THB Exchange Rate, which was the Bank of Thailand’s middle rate (midpoint of the bid and ask rates) as of June 29, 2023, of 35.63 Thai baht to 1.0 U.S. dollar. The exchange rate for conversion of Mr. Sverha’s compensation will be reset annually in or about August of each year based on the Fabrinet Corporate Group USD to THB Exchange Rate as of the last day of the preceding fiscal quarter.

2024 PROXY STATEMENT	47

EXECUTIVE COMPENSATION
All Other Compensation for Fiscal 2024

Name	Transportation ($)(1)	Housing ($)(2)	Tax Equalization Payment ($)(3)	Foreign Service Premium Pay ($)(4)	Health Insurance Premiums ($)	Company- Paid 401(k) or Provident Fund Contributions ($)	Total ($)
Seamus Grady	12,000	—	—	—	55,398	20,700	88,098
Dr. Harpal Gill	55,776	120,000	898,863	217,102	30,437	20,414	1,342,592
Csaba Sverha	37,671	120,000	—	—	45,082	26,361	229,114
Edward T. Archer	12,000	—	—	—	55,398	20,100	87,498

(1)
For Mr. Grady and Mr. Archer, represents an annual automobile allowance. For Dr. Gill, represents (i) an annual travel allowance of $25,000 ($25,602, inclusive of tax gross-up), (ii) an annual automobile allowance of $12,000, and (iii) $18,174 of expenses related to a car and driver in Thailand. For Mr. Sverha, represents expenses related to a car and driver in Thailand.

(2)	Represents an annual cash allowance for housing and related living expenses in Thailand.
(3)
Represents foreign tax liability payments by Fabrinet on Dr. Gill’s behalf to satisfy his applicable non-U.S. taxes for calendar year 2022. Consistent with corporate policy, we pay on behalf of all U.S. citizens who are working on our behalf in Asia on an expatriate basis a tax equalization payment that is intended to put the employee in the same position, from a tax-liability perspective, that he or she would be in if they were still located in the United States.

(4)
Represents additional cash compensation in the amount of 20% of Dr. Gill’s annual base salary, with a tax gross-up, to incentivize him to continue working for us in Thailand and ameliorate the resulting hardship to his family, which is located in the United States.

48	2024 PROXY STATEMENT

EXECUTIVE COMPENSATION
Grants of Plan-Based Awards in Fiscal 2024
The following table presents information concerning each grant of an award made to a Named Officer in fiscal 2024 under any plan. No option awards were granted to a Named Officer in fiscal 2024.

				Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Possible Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units (#)	Grant Date Fair Value of Stock Awards ($)(3)
Name	Grant Date	Approval Date	Type of Award	Threshold ($)	Target ($)	Maximum ($)	Threshold ($)	Target ($)	Maximum ($)
Seamus Grady	—	—	FY24 Bonus Plan	162,500	1,625,000	1,950,000	—	—	—	—	—
	8/24/2023	8/15/2023	RSU(4)	—	—	—	—	—	—	16,361	2,599,927
	8/24/2023	8/15/2023	PSU(4)	—	—	—	1,636	16,361	16,361	—	2,599,927
	8/24/2023	8/15/2023	“Stretch” PSU(4)	—	—	—	—	16,361	16,361	—	2,599,927
Dr. Harpal Gill	—	—	FY24 Bonus Plan	137,800	1,378,000	1,653,600	—	—	—	—	—
	8/24/2023	8/15/2023	RSU(4)	—	—	—	—	—	—	10,225	1,624,855
	8/24/2023	8/15/2023	PSU(4)	—	—	—	1,023	10,225	10,225	—	1,624,855
	8/24/2023	8/15/2023	“Stretch” PSU(4)	—	—	—	—	10,225	10,225	—	1,624,855
Csaba Sverha	—	—	FY24 Bonus Plan	50,150	501,500	601,800	—	—	—	—	—
	8/24/2023	8/15/2023	RSU(4)	—	—	—	—	—	—	5,663	899,907
	8/24/2023	8/15/2023	PSU(4)	—	—	—	566	5,663	5,663	—	899,907
	8/24/2023	8/15/2023	“Stretch” PSU(4)	—	—	—	—	5,663	5,663	—	899,907
Edward T. Archer	—	—	FY24 Bonus Plan	40,800	408,000	489,600	—	—	—	—	—
	8/24/2023	8/15/2023	RSU(4)	—	—	—	—	—	—	4,719	749,896
	8/24/2023	8/15/2023	PSU(4)	—	—	—	472	4,719	4,719	—	749,896
	8/24/2023	8/15/2023	“Stretch” PSU(4)	—	—	—	—	4,719	4,719	—	749,896

(1)
Amounts reported represent the potential threshold, target and maximum cash incentive award amounts depending on the level of performance achieved under the Fiscal 2024 Bonus Plan, as described in “Executive Compensation—Compensation Discussion and Analysis—Executive Compensation Program Elements—Short-Term Cash Incentive Awards” above. Such amounts ranged from 10% of the target payout, representing the lowest payout that would have been awarded upon achievement of a certain level of performance against one of the two financial goals under the Fiscal 2024 Bonus Plan, to 120% of the target payout, which represented the maximum payout possible under the Fiscal 2024 Bonus Plan. In August 2024, the Compensation Committee determined that we partially achieved the pre-established performance targets under the Fiscal 2024 Bonus Plan and awarded bonus amounts equal to 119% of each participant’s target bonus opportunity. The actual bonus amounts that were awarded are reflected in the “Non-Equity Incentive Plan Compensation” column of the “Summary Compensation Table” above.

(2)
Amounts reported represent the potential threshold, target and maximum number of shares the Named Officer could earn pursuant to his PSU and “Stretch” PSU awards based on achievement of two-year corporate performance objectives covering fiscal 2024 and fiscal 2025. If we achieve a threshold performance level of 90% of one of two target financial goals, the PSUs will vest as to 20% of the PSUs allocated to that financial goal (i.e., 10% of the total number of PSUs). There is no threshold payout amount under the “Stretch” PSUs because we must exceed at least one of the target financial goals under the PSUs in order for any portion of the “Stretch” PSUs to vest. There is no overlap between the performance measures for PSUs and “Stretch” PSUs. For more information, see “Executive Compensation—Compensation Discussion and Analysis—Executive Compensation Program Elements—Long-Term Equity Incentive Awards” above.

(3)
Reflects the aggregate grant date fair value of each equity award computed in accordance with FASB ASC Topic 718. Amounts reported for PSUs and “Stretch” PSUs are based upon the probable outcome of the performance conditions, consistent with the estimate of aggregate compensation cost to be recognized over the service period determined as of the grant date under FASB ASC Topic 718, excluding the effects of estimated forfeitures. As of the date of grant, the probable outcome of the performance conditions for these grants was 100% achievement. The reported amounts do not necessarily correspond to the actual value that may be recognized by the Named Officer.

(4)	Granted under our 2020 Equity Incentive Plan.

2024 PROXY STATEMENT	49

EXECUTIVE COMPENSATION
Outstanding Equity Awards at Fiscal 2024 Year-End
The following table presents information regarding the outstanding equity awards held by each Named Officer as of the end of fiscal 2024.

		Stock Awards
Name	Grant Date	Number of Shares or Units of Stock That Have Not Vested (#)(1)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares or Units of Stock That Have Not Vested (#)(3)	Equity Incentive Plan Awards: Market Value of Unearned Shares or Units of Stock That Have Not Vested ($)(4)
Seamus Grady	8/24/2023	16,361	4,005,009	—	—
	8/24/2023(5)	—	—	16,361(6)	4,005,009
	8/24/2023(5)	—	—	16,361(6)	4,005,009
	8/18/2022	14,202	3,476,508	—	—
	8/18/2022(7)	—	—	21,303(8)	5,214,761
	8/18/2022(7)	—	—	21,303(8)	5,214,761
	8/19/2021	7,917	1,938,002	—	—
Dr. Harpal Gill	8/24/2023	10,225	2,502,978	—	—
	8/24/2023(5)	—	—	10,225(6)	2,502,978
	8/24/2023(5)	—	—	10,225(6)	2,502,978
	8/18/2022	9,516	2,329,422	—	—
	8/18/2022(7)	—	—	13,634(8)	3,337,467
	8/18/2022(7)	—	—	13,634(8)	3,337,467
	8/19/2021	4,948	1,211,221	—	—
Csaba Sverha	8/24/2023	5,663	1,386,246	—	—
	8/24/2023(5)	—	—	5,663(6)	1,386,246
	8/24/2023(5)	—	—	5,663(6)	1,386,246
	8/18/2022	4,829	1,182,091	—	—
	8/18/2022(7)	—	—	7,243(8)	1,773,014
	8/18/2022(7)	—	—	7,243(8)	1,773,014
	8/19/2021	2,639	646,001	—	—
Edward T. Archer	8/24/2023	4,719	1,155,164	—	—
	8/24/2023(5)	—	—	4,719(6)	1,155,164
	8/24/2023(5)	—	—	4,719(6)	1,155,164
	8/18/2022	4,261	1,043,050	—	—
	8/18/2022(7)	—	—	6,391(8)	1,564,453
	8/18/2022(7)	—	—	6,391(8)	1,564,453
	8/19/2021	2,309	565,220	—	—

(1)
Stock awards in this column consist of unvested time-based RSUs. Unless otherwise noted, all time-based RSUs are scheduled to vest over a three-year period at a rate of one-third on each anniversary of the grant date, subject to continued service with us through the applicable vesting date.

(2)
Values reported were determined by multiplying the number of unvested time-based RSUs by $244.79, the closing price on the NYSE of our ordinary shares on June 28, 2024, the last business day of fiscal 2024.

(3)	Amounts reported assume achievement in full of performance measures under PSU and “Stretch” PSU awards.
(4)
Values reported determined by multiplying the number of unvested PSUs and “Stretch” PSUs (assuming achievement in full of performance measures) by $244.79, the closing price on the NYSE of our ordinary shares on June 28, 2024, the last business day of fiscal 2024.

(5)	The performance cycle for this award began on July 1, 2023 and ends on June 27, 2025 (the “fiscal 2024-2025 cycle”).
(6)	This award will vest, if at all, following the end of the fiscal 2024-2025 cycle, on the date the Compensation Committee certifies achievement of the applicable performance criteria.
(7)	The performance cycle for this award began on June 25, 2022 and ended on June 28, 2024 (the “fiscal 2023-2024 cycle”).
(8)	In August 2024, 100% of the shares subject to this award vested following the Compensation Committee’s certification of achievement of the performance criteria for the fiscal 2023-2024 cycle.

50	2024 PROXY STATEMENT

EXECUTIVE COMPENSATION
Option Exercises and Shares Vested in Fiscal 2024
The following table presents information concerning the exercise of options and the vesting of stock awards in fiscal 2024 for each of our Named Officers.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Seamus Grady	—	—	71,797	8,614,701
Dr. Harpal Gill	—	—	45,341	5,439,329
Csaba Sverha	—	—	24,733	2,984,435
Edward T. Archer	—	—	21,148	2,537,040

(1)
The value realized on vesting was determined by multiplying (i) the number of our ordinary shares acquired upon vesting of stock-based awards, by (ii) the closing price per share of our ordinary shares on the NYSE on the applicable vesting date.

2024 PROXY STATEMENT	51

EXECUTIVE COMPENSATION
Potential Payments Upon Termination or Change of Control
Arrangement with Seamus Grady
Pursuant to a change in control and severance agreement effective as of February 26, 2019, as amended effective August 10, 2022 (the “Grady Agreement”), Mr. Grady may receive certain benefits in connection with an involuntary termination of employment, including in connection with a change of control of Fabrinet. The Grady Agreement automatically renews annually unless either party provides notice of non-renewal at least 90 days before the date of the scheduled renewal. The Grady Agreement supersedes the severance payments and benefits set forth in Mr. Grady’s offer letter dated September 20, 2017.
Termination of Employment Unrelated to a Change in Control
Pursuant to the Grady Agreement, if Mr. Grady’s employment is terminated by us without “cause” and other than due to his death or disability, or by him for “good reason” (each, a “Qualifying Termination”), in each case other than during the period beginning three months prior to a change in control of Fabrinet through the one-year anniversary of any such change in control (the “Change in Control Period”), then subject to Mr. Grady entering into and not revoking a separation agreement and release of claims (a “Release Agreement”), Mr. Grady will receive the same severance payments and benefits as was set forth in his offer letter, consisting of:
a lump sum payment of 100% of his annual base salary as of the date of employment termination;
a lump sum payment of any earned but unpaid bonus as of the date of employment termination;
a lump sum payment of two times his cost of COBRA coverage for twelve months; and

to the extent Mr. Grady is receiving tax equalization benefits under our expatriate policy as of the date of employment termination, continued tax equalization benefits for the calendar year in which the employment termination occurs and the immediately following calendar year.

For purposes of the Grady Agreement, “cause” generally means Mr. Grady’s (i) commission of a felony or any crime involving moral turpitude, (ii) willful breach of his duties to us, including, but not limited to, theft from us and failure to fully disclose a personal pecuniary interest in a transaction involving us, or (iii) engaging in willful misconduct, willful or gross neglect, fraud, misappropriation, or embezzlement.
For purposes of the Grady Agreement, “good reason” generally means, without Mr. Grady’s written consent, (i) a material diminution in Mr. Grady’s authority, duties, or responsibilities (including following any change in control) or (ii) a material breach by us of Mr. Grady’s offer letter or the Grady Agreement. However, to qualify as a termination of his employment for good reason, Mr. Grady must (i) provide written notice to the Board setting forth the condition that could constitute a “good reason” event within 60 days following the initial existence of such condition, (ii) provide an opportunity for us to remedy the condition within 30 days after receipt of such notice, and (iii) resign within 30 days following the expiration of our cure period.
For purposes of the Grady Agreement, a “change in control” of Fabrinet generally means (i) a change in our ownership which occurs upon any one person (or persons acting as a group) (“Person”), acquiring ownership of our shares that causes such Person to own more than 50% of the total voting power of our shares (other than acquisition by a Person already owning more than 50% of such total voting power); (ii) a change in our effective control which occurs upon a majority of members of the Board being replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the Board members prior to appointment or election; or (iii) a change in ownership of a substantial portion of our assets which occurs upon any Person acquiring our assets with a total gross fair market value equal to or more than 50% of the total gross fair market value of all of our assets immediately prior to such acquisition or acquisitions, subject to certain exceptions. To qualify as a change in control, the transaction or transactions also must qualify as a change in control within the meaning of Section 409A of the Code. A transaction for which its sole purpose is to change the jurisdiction of our incorporation or to create a holding company that will be owned in substantially the same proportions by our stockholders will not constitute a change in control.

52	2024 PROXY STATEMENT

EXECUTIVE COMPENSATION
The Grady Agreement provides that if any payments or benefits under the Grady Agreement would constitute a “parachute payment” within the meaning of Section 280G of the Code and therefore would be subject to an excise tax under Section 280G of the Code, then such payments and benefits will be either (x) paid in full or (y) delivered as to such lesser extent that would result in no portion of the payments and benefits being subject to the excise tax, whichever, after taking into account all applicable federal, state, and local income taxes and the excise tax, results in his receipt, on an after-tax basis, of the greater payments and benefits. The Grady Agreement does not provide for any Code Section 280G-related tax gross-up payments from us.
Termination of Employment in Connection with a Change in Control
In the event of a Qualifying Termination during the Change in Control Period, then subject to Mr. Grady entering into and not revoking a Release Agreement, and in lieu of the severance payments and benefits described above, Mr. Grady will receive:
a lump sum payment of 200% of his annual base salary as of the date of employment termination (or, if greater, his annual base salary as in effect immediately before the change in control);
a lump sum payment of any earned but unpaid bonus as of the date of employment termination;

a lump sum payment of 200% of his annual target bonus opportunity in effect as of the date of employment termination (or, if greater, his annual target bonus opportunity as in effect immediately before the change in control);

a lump sum payment of two times his cost of COBRA coverage for twelve months;
100% vesting acceleration of any unvested and outstanding time-based equity awards (i.e., awards subject to vest based on continued service but not any other performance requirements); and

to the extent Mr. Grady is receiving tax equalization benefits under our expatriate policy as of the date of employment termination, continued tax equalization benefits for the calendar year in which the employment termination occurs and the immediately following calendar year.

In addition, in the event of a change in control of Fabrinet, any then-outstanding and unvested equity awards held by Mr. Grady that are subject to the achievement of any performance-based or similar vesting criteria will be governed by the award agreement applicable to such performance-based award. See “—Treatment of Performance-Based Awards in Change in Control” below.
Arrangement with Dr. Harpal Gill
Pursuant to Dr. Gill’s amended and restated offer letter dated as of May 3, 2023, Dr. Gill and Fabrinet are each free to terminate Dr. Gill’s employment at any time, effective (i) one year after providing written notice, or (ii) such lesser period ending on December 31, 2025 (the “Gill Retirement Date”) to the extent that the written notice is provided within the one year period prior to the Gill Retirement Date, provided that Dr. Gill’s employment can be terminated at any time for cause without advance written notice.
Subject to certain conditions, in the event Dr. Gill’s employment is terminated prior to the Gill Retirement Date, either by us without “good cause” (and other than due to Dr. Gill’s death or disability), or by Dr. Gill for any reason (in either case, subject to the advance written notice requirement described above), Dr. Gill will receive the following severance benefits:

a lump sum payment equal to one month’s base salary as of the date of employment termination multiplied by the total number of full and fractional years of his employment with us as of the date of employment termination;

a lump sum payment of any earned but unpaid bonus as of the date of employment termination;
a lump sum payment of two times his cost of COBRA coverage for twelve months;

100% vesting acceleration of any then-outstanding and unvested time-based restricted stock unit awards (i.e., awards subject to vest based on continued service but not any other performance requirements);

any then-outstanding and unvested performance-based equity awards that remain subject to the achievement of any performance goals as of the date of employment termination will remain outstanding and eligible to vest based on the extent that the applicable performance-based or other criteria are satisfied (see “—Treatment of Performance-Based Awards in Change in Control” below); and

continued tax equalization benefits under our expatriate policy, as in effect on the date of employment termination, for the calendar year in which the employment termination occurs and the immediately following calendar year.

2024 PROXY STATEMENT	53

EXECUTIVE COMPENSATION
In the event Dr. Gill’s employment is terminated on account of Dr. Gill’s death or disability on or prior to the Gill Retirement Date, Dr. Gill will receive the following severance benefits:

a lump sum payment equal to one month’s base salary as of the date of employment termination multiplied by the total number of full and fractional years of his employment with us as of the date of employment termination;

a lump sum payment of any earned but unpaid bonus as of the date of employment termination;
a lump sum payment of two times his cost of COBRA coverage for twelve months;

100% vesting acceleration of any then-outstanding and unvested time-based restricted stock unit awards (i.e., awards subject to vest based on continued service but not any other performance requirements); and

any then-outstanding and unvested performance-based equity awards that remain subject to the achievement of any performance goals as of the date of employment termination will remain outstanding and eligible to vest based on the extent that the applicable performance-based or other criteria are satisfied (see “—Treatment of Performance-Based Awards in Change in Control” below).

For purposes of Dr. Gill’s offer letter, “good cause” generally means (i) an act of dishonesty made in connection with his responsibilities as an employee, (ii) a conviction of or plea of nolo contendere to a felony or any crime involving fraud, embezzlement or any other act of moral turpitude, (iii) gross misconduct, (iv) unauthorized use or disclosure of any proprietary information or trade secrets of Fabrinet or any other party to whom he owes an obligation of nondisclosure as a result of his relationship with us, (v) willful breach of any obligations under any written agreement or covenant with us, or (vi) continued failure to perform employment duties after receipt of a written demand for performance from us and opportunity to cure such failure over a 30-day period.
Executive Change in Control and Severance Plan
In August 2021, we adopted our Executive Change in Control and Severance Plan (the “Severance Plan”), which provides benefits to designated executive officers in connection with an involuntary termination of employment, including in connection with a change in control of Fabrinet. Currently, Mr. Sverha and Mr. Archer are the only Named Officers who are eligible to participate in the Severance Plan.
Termination of Employment Unrelated to a Change in Control
If a participant’s employment with us is terminated by us without “cause” and other than due to the participant’s death or disability, or by the participant for “good reason” (each, a “Plan Qualifying Termination”), in each case other than during the period beginning three months prior to a change in control of Fabrinet through the one-year anniversary of any such change in control (the “Plan Change in Control Period”), then, subject to the participant timely signing and not revoking a separation agreement and release of claims (the “Release Condition”), the participant will be entitled to receive the following severance benefits:
a lump sum payment of 50% of the participant’s annual base salary as of the date of employment termination;
a lump sum payment equal to the participant’s earned but unpaid bonus as of the date of employment termination;
a lump sum payment of 18 times the monthly premium for continued health coverage under COBRA for the participant and the participant’s eligible dependents, as applicable; and

to the extent a participant is receiving tax equalization benefits under our expatriate policy as of the date of employment termination, continued tax equalization benefits for the calendar year in which the employment termination occurs and the immediately following calendar year.

54	2024 PROXY STATEMENT

EXECUTIVE COMPENSATION
Termination of Employment in Connection with a Change in Control
Pursuant to the Severance Plan, if a participant’s employment with us is terminated within the Plan Change in Control Period due to a Plan Qualifying Termination, then, subject to the Release Condition, the participant will be entitled to receive the following severance benefits:

a lump sum payment of 100% of the participant’s annual base salary as of the date of employment termination (or, if greater, the participant’s annual base salary as in effect immediately before the change in control);

a lump sum payment of any earned but unpaid bonus as of the date of employment termination;

a lump sum payment of 100% of the participant’s annual target bonus opportunity in effect as of the date of employment termination (or, if greater, the participant’s annual target bonus opportunity as in effect immediately before the change in control);

a lump sum payment of 18 times the monthly premium for continued health coverage under COBRA for the participant and the participant’s eligible dependents, as applicable;

100% vesting acceleration of any unvested and outstanding time-based equity awards (i.e., awards subject to vest based on continued service but not any other performance requirements) (“Time-Based Awards”); and

to the extent a participant is receiving tax equalization benefits under our expatriate policy as of the date of employment termination, continued tax equalization benefits for the calendar year in which the employment termination occurs and the immediately following calendar year.

In addition, in the event of a change in control of Fabrinet, any then-outstanding and unvested equity awards held by a participant that are subject to the achievement of any performance-based or similar vesting criteria will be governed by the award agreement applicable to such performance-based award. See “—Treatment of Performance-Based Awards in Change in Control” below.
For purposes of the Severance Plan, “cause” generally means the Named Officer’s (i) commission of any felony or any crime involving moral turpitude; (ii) willful breach of his duties to us, including, but not limited to, theft from us or failure to fully disclose a personal pecuniary interest in a transaction involving us; and (iii) engaging in willful misconduct, willful or gross neglect, fraud, misappropriation, or embezzlement.
For purposes of the Severance Plan, “good reason” generally means without the Named Officer’s written consent: (i) a material diminution in his authority, duties or responsibilities (including following any change in control), or (ii) a material breach by us of a written employment agreement or offer of employment letter with us or the Severance Plan. However, to qualify as a termination of employment for good reason, the Named Officer must (i) provide written notice to the Board setting forth the condition that could constitute a “good reason” event within 60 days following the initial existence of such condition, (ii) provide an opportunity for us to remedy the condition within 30 days after receipt of such notice, and (iii) resign within 30 days following the expiration of our cure period.
For purposes of the Severance Plan, a “change in control” of Fabrinet generally has the same meaning as provided under the Grady Agreement.
The Severance Plan provides that if any payments or benefits under the Severance Plan would constitute a “parachute payment” within the meaning of Section 280G of the Code and therefore would be subject to an excise tax under Section 280G of the Code, then such payments and benefits will be either (x) paid in full or (y) delivered as to such lesser extent that would result in no portion of the payments and benefits being subject to the excise tax, whichever, after taking into account all applicable federal, state, and local income taxes and the excise tax, results in the applicable Named Officer’s receipt, on an after-tax basis, of the greater payments and benefits. The Severance Plan does not provide for any Code Section 280G-related tax gross-up payments from us.

2024 PROXY STATEMENT	55

EXECUTIVE COMPENSATION
Treatment of Performance-Based Awards in Change in Control
The performance-based equity awards held by our Named Officers outstanding as of the end of fiscal 2024 provide that, to the extent that the performance period has not yet been completed as of a change in control of Fabrinet, (i) the performance period for any Fabrinet revenue goals will be shortened to end shortly before the change in control and achievement of revenue will be measured based on goals that are prorated for the shortened performance period, and (ii) the performance period for any Fabrinet operating margin goals will be deemed to be the last four consecutive fiscal quarters of Fabrinet completed before the change in control.
For Messrs. Grady, Sverha and Archer, the portion of any performance-based equity awards for which such applicable goal is deemed achieved will be scheduled to vest subject to continued service with Fabrinet through the last date of the award’s original performance period, and (i) in the case of Mr. Grady’s awards, will be treated as a time-based award that may be eligible for certain vesting acceleration under the Grady Agreement upon a Qualifying Termination during the Change in Control Period and (ii) in the case of Messrs. Sverha and Archer’s awards, will be treated as a Time-Based Award under the Severance Plan that may be eligible for the vesting acceleration under the Severance Plan upon a Plan Qualifying Termination during the Plan Change in Control Period, as described in “—Executive Change in Control and Severance Plan” above.
For purposes of our 2020 Equity Incentive Plan, under which each of the performance-based equity awards held by our Named Officers outstanding as of the end of fiscal 2024 were granted, a “change in control” generally means (i) a change in our ownership which occurs upon any one person (or persons acting as a group) (“Person”), acquiring ownership of our shares that causes such Person to own more than 50% of the total voting power of our shares (other than acquisition by a Person already owning more than 50% of such total voting power), subject to certain exceptions, (ii) a change in our effective control which occurs upon a majority of members of the Board being replaced during any 12 month period by directors whose appointment or election is not endorsed by a majority of the Board members prior to appointment or election, or (iii) a change in ownership of a substantial portion of our assets which occurs upon any Person acquiring our assets with a total gross fair market value equal to or more than 50% of the total gross fair market value of all of our assets immediately prior to such acquisition or acquisitions, subject to certain exceptions. To qualify as a change in control, the transaction or transactions also must qualify as a change in control within the meaning of Section 409A of the Code. A transaction for which its sole purpose is to change the jurisdiction of our incorporation or to create a holding company that will be owned in substantially the same proportions by our stockholders will not constitute a change in control.

56	2024 PROXY STATEMENT

EXECUTIVE COMPENSATION
Estimated Payments and Benefits
The following tables provide information concerning the estimated payments and benefits that would be provided to our Named Officers in the circumstances described above. Payments and benefits are estimated assuming the triggering event took place on the last business day of fiscal 2024 (June 28, 2024).
There can be no assurance a triggering event would produce the same or similar results as those estimated below if such event occurs on any other date, of if any other assumption used to estimate potential payments and benefits is not correct. Due to the number of factors affecting the nature and amount of any potential payments or benefits, any actual payments and benefits may be different.
Termination of Employment Unrelated to a Change in Control

Name	Type of Benefit	Due to Death ($)	Due to Disability ($)	Without Cause ($)	Due to Resignation for Good Reason ($)	Due to Resignation for Any Reason ($)
Mr. Grady	Cash Severance Payment – 100% Annual Base Salary(1)	—	—	1,250,000	1,250,000	—
	Cash Severance Payment – Cash Incentive Plan Compensation(2)	—	—	1,944,313	1,944,313	—
	Continued Coverage of Medical Benefits(3)	—	—	122,328	122,328	—
	Total Value of Termination Benefits	—	—	3,316,641	3,316,641	—
Dr. Gill	Cash Severance Payment – Monthly Base Salary x 19 Years of Employment(1)	1,678,333	1,678,333	1,678,333	1,678,333	1,678,333
	Cash Severance Payment – Cash Incentive Plan Compensation(2)	1,648,777	1,648,777	1,648,777	1,648,777	1,648,777
	Continued Coverage of Medical Benefits(3)	67,536	67,536	67,536	67,536	67,536
	Equity Award Acceleration(4)	6,043,620	6,043,620	6,043,620	6,043,620	6,043,620
	Total Value of Termination Benefits(5)	9,438,266	9,438,266	9,438,266	9,438,266	9,438,266
Mr. Sverha	Cash Severance Payment – 50% Annual Base Salary(1)	—	—	295,000	295,000	—
	Cash Severance Payment – Cash Incentive Plan Compensation(2)	—	—	600,045	600,045	—
	Continued Coverage of Medical Benefits(6)	—	—	74,826	74,826	—
	Total Value of Termination Benefits	—	—	969,871	969,871	—
Mr. Archer	Cash Severance Payment – 50% Annual Base Salary(1)	—	—	255,000	255,000	—
	Cash Severance Payment – Cash Incentive Plan Compensation(2)	—	—	488,172	488,172	—
	Continued Coverage of Medical Benefits(6)	—	—	91,746	91,746	—
	Total Value of Termination Benefits	—	—	834,918	834,918	—

(1)	Assumes an annual base salary of $1,250,000 for Mr. Grady, $1,060,000 for Dr. Gill, $590,000 for Mr. Sverha, and $510,000 for Mr. Archer (salaries in effect on June 28, 2024).
(2)	Reflects the amount of bonus earned under the Fiscal 2024 Bonus Plan but unpaid as of June 28, 2024.
(3)	Reflects two times the annual cost of COBRA coverage to maintain the benefits provided as of June 28, 2024.
(4)
Potential value if vesting of eligible RSUs held by Dr. Gill had been accelerated on June 28, 2024, assuming a share price of $244.79, the closing price on the NYSE of our ordinary shares on June 28, 2024.

(5)
Does not include the future tax equalization benefits that such Named Officer may be entitled to under our expatriate policy, as described above in “Executive Compensation—Compensation Discussion and Analysis.” As of June 28, 2024, Dr. Gill was our only Named Officer that was entitled to these benefits. The amount of any future tax equalization benefit can vary significantly depending, among other factors, on the individual’s personal tax circumstances with respect to the year for which the benefit is provided. The amount of tax equalization benefit paid in fiscal 2024 was $898,863 for Dr. Gill. Tax equalization benefits for any future years may differ substantially from such amount.

(6)	Reflects 18 times the monthly premium for continued health coverage under COBRA to maintain the benefits provided as of June 28, 2024.

2024 PROXY STATEMENT	57

EXECUTIVE COMPENSATION
Termination of Employment in Connection with a Change in Control

Name	Type of Benefit	Due to Death ($)	Due to Disability ($)	Without Cause ($)	Due to Resignation for Good Reason ($)	Due to Resignation for Any Reason ($)
Mr. Grady	Cash Severance Payment – 200% Annual Base Salary(1)	—	—	2,500,000	2,500,000	—
	Cash Severance Payment – Cash Incentive Plan Compensation(2)	—	—	1,944,313	1,944,313	—
	Cash Severance Payment – 200% Cash Incentive Target Bonus Opportunity(3)	—	—	3,250,000	3,250,000	—
	Continued Coverage of Medical Benefits(4)	—	—	122,328	122,328	—
	Equity Award Vesting Acceleration(5)	—	—	27,859,060	27,859,060	—
	Total Value of Termination Benefits	—	—	35,675,701	35,675,701	—
Dr. Gill	Cash Severance Payment – Monthly Base Salary x 19 Years of Employment(1)	1,678,333	1,678,333	1,678,333	1,678,333	1,678,333
	Cash Severance Payment – Cash Incentive Plan Compensation(2)	1,648,777	1,648,777	1,648,777	1,648,777	1,648,777
	Continued Coverage of Medical Benefits(4)	67,536	67,536	67,536	67,536	67,536
	Equity Award Vesting Acceleration(5)	17,724,510	17,724,510	17,724,510	17,724,510	17,724,510
	Total Value of Termination Benefits(6)	21,119,156	21,119,156	21,119,156	21,119,156	21,119,156
Mr. Sverha	Cash Severance Payment – 100% Annual Base Salary(1)	—	—	590,000	590,000	—
	Cash Severance Payment – Cash Incentive Plan Compensation(2)	—	—	600,045	600,045	—
	Cash Severance Payment – 100% Cash Incentive Target Bonus Opportunity(3)	—	—	501,500	501,500	—
	Continued Coverage of Medical Benefits(7)	—	—	74,826	74,826	—
	Equity Award Vesting Acceleration(5)	—	—	9,532,857	9,532,857	—
	Total Value of Termination Benefits	—	—	11,299,228	11,299,228	—
Mr. Archer	Cash Severance Payment – 100% Annual Base Salary(1)	—	—	510,000	510,000	—
	Cash Severance Payment – Cash Incentive Plan Compensation(2)	—	—	488,172	488,172	—
	Cash Severance Payment – 100% Cash Incentive Target Bonus Opportunity(3)	—	—	408,000	408,000	—
	Continued Coverage of Medical Benefits(7)	—	—	91,746	91,746	—
	Equity Award Vesting Acceleration(5)	—	—	8,202,668	8,202,668	—
	Total Value of Termination Benefits	—	—	9,700,586	9,700,586	—

(1)	Assumes an annual base salary of $1,250,000 for Mr. Grady, $1,060,000 for Dr. Gill, $590,000 for Mr. Sverha, and $510,000 for Mr. Archer (salaries in effect on June 28, 2024).
(2)	Reflects the amount of bonus earned under the Fiscal 2024 Bonus Plan but unpaid as of June 28, 2024.
(3)	Assumes an annual target bonus opportunity of $1,625,000 for Mr. Grady, $4501,500 for Mr. Sverha, and $408,000 for Mr. Archer (target bonus opportunities in effect on June 28, 2024).
(4)	Reflects two times the annual cost of COBRA coverage to maintain the benefits provided as of June 28, 2024.
(5)
Potential value if vesting of eligible RSUs held by the Named Officer had been accelerated on June 28, 2024, assuming a share price of $244.79, the closing price on the NYSE of our ordinary shares on June 28, 2024. Also assumes that, in the case of performance-based equity awards for which the performance period was not completed as of June 28, 2024, the performance conditions were deemed achieved in full and such awards were converted into RSUs as described in “—Treatment of Performance-Based Awards in Change in Control” above.

(6)
Does not include the future tax equalization benefits that such Named Officer may be entitled to under our expatriate policy, as described above in “Executive Compensation—Compensation Discussion and Analysis.” As of June 28, 2024, Dr. Gill was our only Named Officer that was entitled to these benefits. The amount of any future tax equalization benefit can vary significantly depending, among other factors, on the individual’s personal tax circumstances with respect to the year for which the benefit is provided. The amount of tax equalization benefit paid in fiscal 2024 was $898,863 for Dr. Gill. Tax equalization benefits for any future years may differ substantially from such amount.

(7)	Reflects 18 times the monthly premium for continued health coverage under COBRA to maintain the benefits provided as of June 28, 2024.

58	2024 PROXY STATEMENT

ADDITIONAL COMPENSATION MATTERS
CEO Pay Ratio
As provided for by the Dodd-Frank Wall Street Reform and Consumer Protection Act, the SEC adopted a rule requiring companies to disclose the ratio of the median employee's total annual compensation relative to total annual compensation of the CEO. For purposes of this disclosure, our CEO’s total annual compensation for fiscal 2024 was $11,082,191. We estimate that our median employee’s total annual compensation for fiscal 2024 was $8,826, making our CEO’s pay in fiscal 2024 approximately 1,256 times the pay of our median employee, who is a worker in Thailand.
The pay ratio described above is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K (“Item 402(u)”). The median employee was identified by determining the compensation for each employee using the following consistently applied compensation measures: (1) salary received in fiscal 2024 (annualized if employee worked only a portion of the fiscal year, including if employee was on an unpaid leave of absence during the fiscal year); (2) annual incentive bonus earned in fiscal 2024; (3) grant date fair value of equity awards granted during fiscal 2024; and (4) perquisites paid in fiscal 2024.
Our calculation includes all employees in the United States, Israel, China and Thailand as of June 28, 2024, the last day of fiscal 2024. As of that date, we had 239 employees located in the United States and 13,974 employees located outside of the United States. Our employees located in the Cayman Islands and Singapore (an aggregate total of 2 employees) were excluded from the calculation under the de minimis exception provided for in Item 402(u). We applied exchange rates as of June 28, 2024 to the compensation elements paid in Israeli Shekel, Chinese Renminbi and Thai baht.
Pay Versus Performance
As required by Section 952(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(v) of Regulation S-K under the Securities Exchange Act of 1934, as amended, we are providing the following information about the relationship between executive “compensation actually paid” and certain measures of company performance for each of the last three completed fiscal years. The material that follows is provided in compliance with these rules. For information on how the Compensation Committee seeks to align pay with performance when making compensation decisions, please review “Executive Compensation—Compensation Discussion and Analysis” above.
In determining the “compensation actually paid” (CAP) to our Named Officers (NEOs), we are required to make various adjustments to amounts that have been previously reported in the Summary Compensation Table as the SEC’s rules for this disclosure differ from those required in the Summary Compensation Table. For our NEOs other than our principal executive officer (PEO), amounts disclosed are reported as an average.

2024 PROXY STATEMENT	59

ADDITIONAL COMPENSATION MATTERS
Pay Versus Performance Table

Fiscal Year(1)	Summary Compensation Table Total for PEO ($)(2)	Compensation Actually Paid to PEO ($)(3)	Average Summary Compensation Table Total for Non-PEO NEOs ($)(4)	Average Compensation Actually Paid to Non-PEO NEOs ($)(5)	Value of Initial Fixed $100 Investment Based On:		Net Income ($)(8)	Company Selected Measure (Revenue) ($)(9)
					Total Shareholder Return($)(6)	Peer Group Total Shareholder Return($)(7)
2024	11,082,191	22,024,695	5,460,058	10,114,716	412.45	93.26	296,181,000	2,882,967,000
2023	10,527,608	16,428,208	5,203,532	7,754,768	218.84	94.58	247,913,000	2,645,237,000
2022	9,936,955	7,818,062	4,798,154	3,840,220	140.20	93.59	200,380,000	2,262,224,000
2021	7,861,070	13,832,541	5,447,900	7,965,580	160.56	125.54	148,341,000	1,879,350,000

(1)	The following table shows our PEO and non-PEO NEOs for each of the reported fiscal years.

	Fiscal 2024	Fiscal 2023	Fiscal 2022	Fiscal 2021
PEO	Seamus Grady	Seamus Grady	Seamus Grady	Seamus Grady
Non-PEO NEOs	Dr. Harpal Gill	Dr. Harpal Gill	Dr. Harpal Gill	Dr. Harpal Gill
	Csaba Sverha	Csaba Sverha	Csaba Sverha	Csaba Sverha
	Edward T. Archer	Edward T. Archer	Edward T. Archer	Edward T. Archer
Toh-Seng Ng

(2)	The dollar amounts reported in this column are the amounts of total compensation reported for our PEO in the “Total” column of the Summary Compensation Table for the applicable fiscal year.
(3)
CAP does not mean that our PEO was actually paid the amounts reported in this column, but is a dollar amount derived from the starting point of total compensation reported for our PEO in the “Total” column of the Summary Compensation Table for the applicable fiscal year, as adjusted in accordance with SEC rules. For purposes of calculating CAP, the fair value of equity awards is calculated in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 (FASB ASC Topic 718) using the same assumption methodologies used to calculate the grant date fair value of awards for purposes of the Summary Compensation Table. In accordance with SEC rules, the following adjustments were made to determine CAP to our PEO for fiscal year 2024, which consisted solely of adjustments to equity awards:

Adjustment Table for PEO	Fiscal 2024
Summary Compensation Table Total for PEO	$11,082,191
Subtract grant date fair value of equity awards reported in Summary Compensation Table	(7,799,780)
Add the fair value as of the end of the covered fiscal year of equity awards granted in the covered fiscal year that are outstanding and unvested as of the end of the covered fiscal year	12,015,028
Adjust for the change in fair value as of the end of covered fiscal year (from the end of the prior fiscal year) of equity awards granted in prior fiscal years that are outstanding and unvested as of the end of covered fiscal year	7,437,549
Add, for equity awards that are granted and vest in the same covered fiscal year, the fair value as of the vesting date	—
Adjust for the change in fair value as of vesting date (from the end of the prior fiscal year) of equity awards granted in prior fiscal years for which all applicable vesting conditions were satisfied at the end of or during the covered fiscal year	(710,293)
Subtract, for equity awards granted in any prior fiscal year that fail to meet the applicable vesting conditions during the covered fiscal year, the fair value as of the end of prior fiscal year	—
Total Equity Adjustments (subtotal)	10,942,504
Compensation Actually Paid to PEO	$22,024,695

(4)
The dollar amounts reported in this column are the average of the amounts of total compensation reported for our non-PEO NEOs in the “Total” column of the Summary Compensation Table for the applicable fiscal year.

60	2024 PROXY STATEMENT

ADDITIONAL COMPENSATION MATTERS
(5)
CAP does not mean that our non-PEO NEOs were actually paid the amounts reported in this column, but is a dollar amount derived from the starting point of the average total compensation reported for our non-PEO NEOs in the “Total” column of the Summary Compensation Table for the applicable fiscal year, as adjusted in accordance with SEC rules. For purposes of calculating CAP, the fair value of equity awards is calculated in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 (FASB ASC Topic 718) using the same assumption methodologies used to calculate the grant date fair value of awards for purposes of the Summary Compensation Table. In accordance with SEC rules, the following adjustments were made to determine the average CAP to our non-PEO NEOs during fiscal 2024, which consisted solely of adjustments to equity awards:

Adjustment Table for non-PEO NEOs	Fiscal 2024
Average Summary Compensation Table Total for non-PEO NEOS	$5,460,058
Subtract grant date fair value of equity awards reported in Summary Compensation Table	(3,274,658)
Add the fair value as of the end of the covered fiscal year of equity awards granted in the covered fiscal year that are outstanding and unvested as of the end of the covered fiscal year	5,044,387
Adjust for the change in fair value as of the end of covered fiscal year (from the end of the prior fiscal year) of equity awards granted in prior fiscal years that are outstanding and unvested as of the end of covered fiscal year	3,180,632
Add, for equity awards that are granted and vest in the same covered fiscal year, the fair value as of the vesting date	—
Adjust for the change in fair value as of vesting date (from the end of the prior fiscal year) of equity awards granted in prior fiscal years for which all applicable vesting conditions were satisfied at the end of or during the covered fiscal year	(295,703)
Subtract, for equity awards granted in any prior fiscal year that fail to meet the applicable vesting conditions during the covered fiscal year, the fair value as of the end of prior fiscal year	—
Total Equity Adjustments (subtotal)	4,654,658
Average Compensation Actually Paid to non-PEO NEOs	$10,114,716

(6)
Total shareholder return is calculated by assuming that a $100 investment was made on the day prior to the first fiscal year reported and reinvesting all dividends until the last day of each reported fiscal year.

(7)
The peer group used is the NASDAQ Telecommunications Index, which we also use in the stock performance graph required by Item 201(e) of Regulation S-K under the Securities Exchange Act of 1934, as amended, and included in our Annual Report on Form 10-K for the fiscal year ended June 28, 2024. Peer group total shareholder return is calculated by assuming that a $100 investment was made on the day prior to the first fiscal year reported and reinvesting all dividends until the last day of each reported fiscal year.

(8)	The dollar amounts reported in this column are the amounts of net income reflected in our audited financial statements for the reported fiscal year.
(9)
In our assessment, revenue is the most important financial performance measure used by Fabrinet in fiscal 2024 to link CAP to performance. The dollar amounts reported in this column are the amounts of revenue reflected in our audited financial statements for the reported fiscal year.

Fiscal 2024 Performance Measures
In accordance with SEC rules, the financial performance measures listed below represent, in our assessment, the most important financial performance measures used in fiscal 2024 to link CAP to company performance.
•	Revenue
•	Gross margin percentage (non-GAAP)
•	Operating margin percentage (non-GAAP)
•	Earnings per diluted share (non-GAAP)

2024 PROXY STATEMENT	61

ADDITIONAL COMPENSATION MATTERS
Relationship Between Compensation Actually Paid and Performance Measures
CAP Versus Total Shareholder Return
The following graph reflects the relationship between CAP, our cumulative Total Shareholder Return (“TSR”) and the TSR of the NASDAQ Telecommunications Index (“Peer TSR”), assuming an initial fixed investment on June 26, 2020 of $100.

CAP vs. Fabrinet TSR and Peer TSR
Compensation Actually Paid ($M)
Value of $100 Investment
$0
$5
$10
$15
$20
$25
$0
$50
$100
$150
$200
$250
$300
$350
$400
$450
6/26/2020
FYE 2021
FYE 2022
FYE 2023
FY 2024
PEO CAP ($M)
Average Non-PEO NEO CAP ($M)
Fabrinet TSR
Peer TSR

CAP Versus Net Income and Revenue
The following graph reflects the relationship between CAP, our net income and our revenue.

CAP vs. Net Income and Revenue
$25
$20
$15
$10
$5
$0
Compensation Actually Paid ($M)
$3,500
$3,000
$2,500
$2,000
$1,500
$1,000
$500
$0
Net Income and Revenue ($M)
FYE 2021
FYE 2022
FYE 2023
FY 2024
PEO CAP ($M)
Average Non-PEO NEO CAP ($M)
Net Income ($M)
Revenue ($M)

62	2024 PROXY STATEMENT

ADDITIONAL COMPENSATION MATTERS
Policies and Practices Related to the Grant of Certain Equity Awards
Since 2013, the only equity awards we have granted are time-based restricted share units (RSUs) and performance-based restricted share units (PSUs). Our Compensation Committee approves equity award grants in accordance with a predetermined schedule, which coincides with regularly scheduled Compensation Committee meetings that are scheduled more than one year in advance. We do not grant equity awards in anticipation of the release of material nonpublic information. Similarly, we do not time the release of material nonpublic information based on equity award grant dates.

2024 PROXY STATEMENT	63

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
Related Party Transactions
This section describes transactions since the beginning of fiscal 2024 to which we were a party or will be a party, in which the amounts involved exceeded or will exceed $120,000 and in which the following persons had or will have a direct or indirect material interest:
•	any of our directors or executive officers;
•	any nominee for election as one of our directors;
•	any person or entity that beneficially owns more than five percent of our outstanding shares; or
•	any member of the immediate family of any of the foregoing persons.
Employment of Family Member
Dr. Soon Kaewchansilp, father-in-law of David T. (Tom) Mitchell, was appointed in March 2015 as the first Fabrinet Fellow in recognition of his many years of exemplary service to Fabrinet. As a Fabrinet Fellow, Dr. Kaewchansilp will continue to serve as Fabrinet’s ambassador to the Thai-American Chamber of Commerce, liaise with Thai government officials on behalf of Fabrinet, and mentor our employees in Thailand. In fiscal 2024, Dr. Kaewchansilp received total cash compensation of $180,000. Dr. Kaewchansilp will receive a lump sum payment of $500,000 when his relationship with Fabrinet concludes.
Policy for Approval of Related Party Transactions
In accordance with the Audit Committee’s charter, the Audit Committee reviews and pre-approves in writing any proposed related person transactions. The most significant related person transactions, particularly those involving our directors and officers, will be reviewed and pre-approved in writing by the Board. We will report all such material related person transactions under applicable accounting rules, federal securities laws and SEC rules and regulations. Any dealings with a related person must be conducted in such a way that does not give us or the related person preferential treatment. For purposes of these procedures, “related person” and “transaction” have the meanings contained in Item 404 of Regulation S-K.

64	2024 PROXY STATEMENT

SECURITY OWNERSHIP BY PRINCIPAL SHAREHOLDERS AND MANAGEMENT
The following table sets forth information with respect to the beneficial ownership of our ordinary shares as of September 30, 2024, for:
•	each person (or group of affiliated persons) who is known by us to beneficially own more than 5% of our ordinary shares;
•	each of our Named Officers;
•	each of our directors and director nominees; and
•	all of our directors and current executive officers as a group.
We have determined beneficial ownership in accordance with SEC rules. Except as indicated in the footnotes below, and subject to applicable community property laws, we believe, based on the information furnished to us, the persons and entities named in the table below have sole voting and investment power with respect to all ordinary shares shown as beneficially owned by them. Percentage of beneficial ownership is based on 36,267,639 ordinary shares outstanding as of September 30, 2024 (which excludes 3,312,220 ordinary shares held by us as treasury shares). In computing the number of ordinary shares beneficially owned by a person or entity and the percentage ownership of that person or entity, we deemed to be outstanding all ordinary shares as to which such person or entity has the right to acquire within 60 days of September 30, 2024, through the exercise of any option or other right. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person or entity. Unless otherwise noted below, the address of each beneficial owner named below is c/o Fabrinet USA, Inc., 4900 Patrick Henry Drive, Santa Clara, CA 95054.

Name of Beneficial Owner	Shares Beneficially Owned (#)	Percentage Beneficially Owned (%)
5% Shareholders:
BlackRock, Inc.(1)	5,843,453	16.11
The Vanguard Group(2)	4,309,672	11.88
FMR LLC(3)	1,893,983	5.22

Named Officers:
Seamus Grady	9,513	*
Dr. Harpal Gill	18,675	*
Csaba Sverha	9,336	*
Edward T. Archer	—	—

Non-Employee Directors:
Forbes I.J. Alexander	—	—
Dr. Homa Bahrami	19,639	*
Thomas F. Kelly	19,292	*
Darlene S. Knight	3,186	*
Dr. Frank H. Levinson	4,427	*
David T. (Tom) Mitchell(4)	31,378	*
Rollance E. Olson	23,524	*

All directors and current executive officers as a group (11 persons)	138,970	*

*	Represents less than 1% of the total.
(1)
Based on a Schedule 13G/A filed with the SEC on January 22, 2024, BlackRock, Inc. (“BlackRock”) has sole voting power as to 5,758,575 shares and sole dispositive power as to 5,843,453 shares. BlackRock’s address is 50 Hudson Yards, New York, NY 10001.

(2)
Based on a Schedule 13G/A filed with the SEC on February 13, 2024, The Vanguard Group (“Vanguard”) has shared voting power as to 67,951 shares, sole dispositive power as to 4,203,015 shares, and shared dispositive power as to 106,657 shares. Vanguard’s address is 100 Vanguard Blvd., Malvern, PA 19355.

(3)	Based on a Schedule 13G filed with the SEC on February 9, 2024, FMR LLC (“FMR”). FMR’s address is 245 Summer Street, Boston, MA 02210.
(4)	All shares are held by the David T. Mitchell Separate Property Trust, of which Mr. Mitchell is the sole trustee.

2024 PROXY STATEMENT	65

EQUITY COMPENSATION PLAN INFORMATION
The following table provides information as of June 28, 2024 with respect to our ordinary shares that may be issued under our existing equity compensation plans.

Plan Category	(a) Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (#)	(b) Weighted- Average Exercise Price of Outstanding Options, Warrants and Rights ($)	(c) Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (#)
Equity compensation plans approved by security holders	477,738(1)	—	1,746,068
Equity compensation plans not approved by security holders(2)	—	—	111,347
Total	477,738		1,857,415

(1)
Consists of shares issuable upon outstanding awards under the 2010 Performance Incentive Plan and the 2020 Equity Incentive Plan. This amount represents an aggregate of 306,660 shares subject to RSUs and 171,078 shares subject to PSUs that were outstanding as of June 28, 2024.

(2)
We adopted the 2017 Inducement Equity Incentive Plan on November 2, 2017, with a reserve of 160,000 ordinary shares authorized for future issuance solely for the granting of inducement share options and equity awards to new employees. The plan was adopted without shareholder approval in reliance on the “employment inducement exemption” provided under the NYSE Listed Company Manual.

DELINQUENT SECTION 16(a) REPORTS
Section 16(a) of the Exchange Act requires our directors, executive officers and any persons holding more than 10% of a registered class of our equity securities to report initial ownership of such equity shares, and any subsequent changes in ownership to the SEC. Such officers, directors and 10% shareholders also are required by SEC rules to furnish us with copies of all Section 16(a) forms they file. Specific due dates have been established by the SEC, and we are required to disclose in this proxy statement any failure to file required ownership reports by these dates. Based solely on our review of copies of such forms received, or written representations from certain reporting persons that no filings were required for such persons, we believe that during fiscal 2024 our executive officers and directors complied with all Section 16(a) filing requirements applicable to them, except (1) Thomas F. Kelly filed a late Form 4 on March 13, 2024 to report the gift of 240 shares on March 7, 2024, and (2) Rollance E. Olson filed a late Form 4 on June 24, 2024 to report the gift of 175 shares on June 17, 2024.
OTHER MATTERS
We know of no other matters to be submitted at the Annual Meeting. If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the enclosed proxy card to vote the shares they represent as the Board may recommend. Discretionary authority with respect to such other matters is granted by the execution of the enclosed proxy.
It is important your shares be represented at the Annual Meeting, regardless of the number of shares that you hold. You are, therefore, urged to vote by telephone, by using the Internet as instructed on the enclosed proxy card, or by executing and returning the enclosed proxy card in the envelope provided at your earliest convenience.
THE BOARD OF DIRECTORS

Grand Cayman, Cayman Islands
October 23, 2024

66	2024 PROXY STATEMENT

APPENDIX A
RECONCILIATION OF GAAP MEASURES TO NON-GAAP FINANCIAL MEASURES
In addition to disclosing financial results in accordance with U.S. GAAP, this document contains references to the non-GAAP financial measures below. We refer to these non-GAAP financial measures in making operating decisions because they provide meaningful supplemental information regarding our ongoing operational performance. Our non-GAAP financial measures reflect adjustments based on one or more of the following items: share-based compensation expenses; depreciation of fair value uplift; expenses related to reduction in workforce; amortization of intangibles; severance payments; amortization of deferred debt issuance costs. We have excluded these items in order to enhance investors’ understanding of our underlying operations. The use of these non-GAAP financial measures has material limitations because they should not be used to evaluate our company without reference to their corresponding GAAP financial measures. As such, we compensate for these material limitations by using these non-GAAP financial measures in conjunction with GAAP financial measures.
These non-GAAP financial measures are used to: (1) measure company performance against historical results, (2) facilitate comparisons to our competitors’ operating results, and (3) allow greater transparency with respect to information used by management in making financial and operational decisions. In addition, these non-GAAP financial measures are used to measure company performance for the purposes of determining employee incentive plan compensation.
The following tables present the reconciliations of our most comparable U.S. GAAP measures to our non-GAAP measures presented:
GAAP gross profit and gross margin to non-GAAP gross profit and gross margin

(in thousands of U.S. dollars)	Twelve Months Ended
	June 28, 2024	June 30, 2023
Revenue	$2,882,967	$2,645,237

Gross profit (GAAP)	$356,118	$336,273
Share-based compensation expenses	7,203	6,664
Gross profit (non-GAAP)	$363,321	$342,937

Gross margin (GAAP)	12.4%	12.7%
Gross margin (non-GAAP)	12.6%	13.0%

2024 PROXY STATEMENT	A-1

GAAP operating profit and operating margin to non-GAAP operating profit and operating margin

(in thousands of U.S. dollars)	Twelve Months Ended
	June 28, 2024	June 30, 2023
Revenue	$2,882,967	$2,645,237

Operating profit (GAAP)	$277,605	$251,704
Share-based compensation expenses	28,374	27,603
Restructuring and other related costs	32	6,896
Amortization of intangibles	—	224
Operating profit (non-GAAP)	$306,011	$286,427

Operating margin (GAAP)	9.6%	9.5%
Operating margin (non-GAAP)	10.6%	10.8%

GAAP net income and net income per diluted share to non-GAAP net income and net income per diluted share

(in thousands of U.S. dollars, except share and per share data)	Twelve Months Ended
	June 28, 2024		June 30, 2023
	Net Income	Diluted EPS	Net Income	Diluted EPS
Net income (GAAP measure)	$296,181	$8.10	$247,913	$6.73
Items reconciling GAAP net income & EPS to non-GAAP net income & EPS:
Related to cost of revenues:
Share-based compensation expenses	7,203	0.20	6,664	0.18
Total related to gross profit	7,203	0.20	6,664	0.18
Related to selling, general and administrative expenses:
Share-based compensation expenses	21,171	0.58	20,939	0.57
Amortization of intangibles	—	—	224	0.01
Total related to selling, general and administrative expenses	21,171	0.58	21,163	0.58
Related to other income and other expense:
Restructuring and other related costs	32	0.00	6,896	0.18
Amortization of deferred debt issuance costs	32	0.00	32	0.00
Total related to other income and other expense	64	0.00	6,928	0.18

Total related to net income & EPS	28,438	0.78	34,755	0.94
Non-GAAP net income	$324,619	$8.88	$282,668	$7.67
Shares used in computing diluted net income per share (in thousands)
GAAP diluted shares		36,564		36,855
Non-GAAP diluted shares		36,564		36,855

A-2	2024 PROXY STATEMENT

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/FN2024**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V58698-P18450 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

FABRINET

The Board of Directors recommends you vote FOR the following nominees:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Forbes I.J. Alexander
02) Dr. Frank H. Levinson
03) David T. Mitchell

The Board of Directors recommends you vote FOR the following proposals:

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual General Meeting:
The Proxy Statement and Annual Report are available at www.proxyvote.com.

V58699-P18450

FABRINET
Annual General Meeting of Shareholders
December 12, 2024 9:00 AM, Pacific Standard Time
This proxy is solicited by the Board of Directors

The undersigned shareholder of Fabrinet hereby appoints Colin R. Campbell and Csaba Sverha, and each of them, as proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 2024 Annual General Meeting of Shareholders of Fabrinet to be held on December 12, 2024 at 9:00 a.m., Pacific Standard Time, at www.virtualshareholdermeeting.com/FN2024, and at any adjournment or postponement thereof, and to vote all ordinary shares which the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations indicated on the reverse side, and according to the discretion of the proxy holders for any other matters that may properly come before the meeting or any postponement or adjournment thereof.

CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE